Exhibit 4.1

INDENTURE

between

FORD CREDIT AUTO OWNER TRUST 2020-A,
as Issuer

and

THE BANK OF NEW YORK MELLON,
as Indenture Trustee

Dated as of April 1, 2020

i

ii

Exhibit A	Form of Notes	A-1

iii

INDENTURE, dated as of April 1, 2020 (this “Indenture”), between FORD CREDIT AUTO OWNER TRUST 2020-A, a Delaware statutory trust, as Issuer, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Indenture Trustee for the benefit of the Secured Parties.

In connection with a securitization transaction sponsored by Ford Credit, the Issuer will issue Notes secured by a pool of Receivables consisting of retail installment sale contracts purchased by the Issuer from the Depositor, who purchased them from Ford Credit.

The parties agree as follows:

GRANTING CLAUSE

The Issuer Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Secured Parties, all the Issuer’s right, title and interest in, to and under, whether now owned or later acquired, the Collateral.

This Grant is made in trust to secure (a) the payment of principal of, interest on and other amounts owing on the Notes as stated in this Indenture and (b) compliance by the Issuer with this Indenture for the benefit of the Secured Parties.

The Indenture Trustee acknowledges the Grant, accepts the trusts under this Indenture according to this Indenture and agrees to perform the obligations stated in this Indenture so that the interests of the Secured Parties may be adequately and effectively protected.

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.                                 Usage and Definitions.  Capitalized terms used but not defined in this Indenture are defined in Appendix A to the Sale and Servicing Agreement, dated as of April 1, 2020, among Ford Credit Auto Owner Trust 2020-A, as Issuer, Ford Credit Auto Receivables Two LLC, as Depositor, and Ford Motor Credit Company LLC, as Servicer.  Appendix A also contains usage rules that apply to this Indenture.  Appendix A is incorporated by reference into this Indenture.

Section 1.2.                                 Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a part of the TIA, it is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Noteholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Indenture Trustee; and

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

Any other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by Securities and Exchange Commission rule have the meaning assigned to them by those definitions.

ARTICLE II
THE NOTES

Section 2.1.                                 Form of Notes.

(a)                                 Form.  Each Class of Notes will be in substantially the form of Exhibit A with variations required or permitted by this Indenture.  The Notes may have marks of identification and legends or endorsements as determined by the Responsible Person of the Issuer executing the Notes.  The physical Notes will be produced by a method determined by the Responsible Person of the Issuer executing the Notes.

(b)                                 Incorporation by Reference.  Each Note will be dated the date of its authentication.  The terms of the Notes in Exhibit A are part of this Indenture and are incorporated into this Indenture by reference.

Section 2.2.                                 Execution, Authentication and Delivery.

(a)                                 Execution.  A Responsible Person of the Issuer will execute the Notes for the Issuer.  The signature of the Responsible Person on the Notes may be manual or facsimile.  Notes having the manual or facsimile signature of an individual who was a Responsible Person of the Issuer will bind the Issuer, even if the individual has ceased to be a Responsible Person before the authentication and delivery of the Notes or was not a Responsible Person on the issuance date of the Notes.

(b)                                 Authentication and Delivery.  The Indenture Trustee will, on Issuer Order, authenticate and deliver the Notes for original issue in the Classes, Note Interest Rates and initial Note Balances as stated below.

Class	Note Interest Rate	Initial Note Balance

Class A-1 Notes	0.26711%	$140,000,000
Class A-2 Notes	1.03%	$274,500,000
Class A-3 Notes	1.04%	$314,500,000
Class A-4 Notes	1.35%	$70,700,000
Class B Notes	2.05%	$25,270,000
Class C Notes	3.49%	$16,840,000

(c)                                  Denomination.  The Notes will initially be issued as Book-Entry Notes.  The Notes will be issued in minimum denominations of $1,000 and in multiples of $1,000.  However, one Note of each Class may be issued in a different amount if it exceeds the minimum denomination for the Class.

(d)                                 Certificate of Authentication.  No Note will have the benefit of this Indenture or be valid unless it has a certificate of authentication substantially in the form included in Exhibit A manually executed by a Responsible Person of the Indenture Trustee.  The certificate of authentication on a Note will be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

Section 2.3.                                 Tax Treatment.  The Issuer intends that Notes owned or beneficially owned by a Person other than Ford Credit or its Affiliates will be indebtedness of the Issuer for U.S. federal, State and local income and franchise tax purposes.  The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for U.S. federal, State and local income and franchise tax purposes as indebtedness of the Issuer.

Section 2.4.                                 Note Register.  The Issuer appoints the Indenture Trustee to be the “Note Registrar” and to keep a register (the “Note Register”) for the purpose of registering Notes and transfers and exchanges of Notes.  On resignation of the Note Registrar, the Issuer will promptly appoint a successor or, if it elects not to make the appointment, assume the obligations of Note Registrar.  If the Issuer appoints a Person other than the Indenture Trustee as Note Registrar, (i) the Issuer will notify the Indenture Trustee of the appointment and (ii) the Indenture Trustee will have the right to rely on a certificate executed by an officer of the Note Registrar listing the names and addresses of the Noteholders and the principal amounts and number of the Notes.  Each of the Indenture Trustee (if it is not the Note Registrar), the Issuer and the Administrator will have the right to inspect the Note Register at reasonable times and to receive copies of the Note Register.

Section 2.5.                                 Registration of Transfer and Exchange.

(a)                                 Transfer of Notes.  A Noteholder may transfer a Note by surrendering the Note for registration of transfer at the office or agency of the Issuer maintained under Section 3.2.  If the requirements of Section 8-401(a) of the UCC are met, the Issuer will execute and the Indenture Trustee will authenticate and deliver to the Noteholder, in the name of the transferee or transferees, new Notes of the same Class, in the same principal amount.

(b)                                 Exchange of Notes.  A Noteholder may exchange Notes for other Notes of the same Class by surrendering the Notes to be exchanged at the office or agency of the Issuer maintained under Section 3.2.  If the requirements of Section 8-401(a) of the UCC are met, the Issuer will execute, the Indenture Trustee will authenticate and the Noteholder will receive from the Indenture Trustee new Notes of the same Class, in the same principal amount.

(c)                                  Valid Obligation.  Notes issued on the registration of transfer or exchange of Notes will be the valid obligations of the Issuer, evidencing the same debt, and have the same benefits under this Indenture as the Notes surrendered for registration of transfer or exchange.

(d)                                 Surrendered Notes.  Every Note surrendered for registration of transfer or exchange will be (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar or the Indenture Trustee duly executed by, the Noteholder of the Note or the Noteholder’s authorized attorney, with the signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar including membership or participation in the Securities Transfer Agents Medallion Program or another “signature guarantee program”, according to the Exchange Act and (ii) accompanied by other documents the Indenture Trustee may require.

(e)                                  No Service Charge.  None of the Issuer, the Note Registrar or the Indenture Trustee will impose a service charge on a Noteholder for the registration of transfer or exchange of Notes.  The Issuer, the Note Registrar or the Indenture Trustee may require the Noteholder to pay an amount to cover taxes or other governmental charges that may be imposed for the registration of transfer or exchange of the Notes.

(f)                                   Registration of Transfers and Exchanges.  The Note Register will register transfers and exchanges of Notes in the Note Register.  However, neither the Issuer nor the Note Registrar will be required to register transfers or exchanges of Notes for which the next Payment Date is not more than 15 days after the requested date of transfer or exchange or which have been called for redemption.

(g)                                  ERISA Representations.  Each Note Owner that is subject to Title I of ERISA, Section 4975 of the Code or Similar Law, by accepting an interest or participation in a Note, is deemed to represent that its purchase, holding and disposition of that interest or participation is not and will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules (or, if the Note Owner is subject to Similar Law, the purchase, holding and disposition is not and will not result in a non-exempt violation of that Similar Law).

Section 2.6.                                 [Reserved].

Section 2.7.                                 Mutilated, Destroyed, Lost or Stolen Notes.

(a)                                 Replacement Notes.  If a mutilated Note is surrendered to the Indenture Trustee or the Indenture Trustee receives evidence of the destruction, loss or theft of a Note, the Issuer will execute and, on Issuer Request, the Indenture Trustee will authenticate and deliver a replacement Note of the same Class and principal amount in exchange for or in place of the Note if the following conditions are met: (i) the Indenture Trustee receives security or indemnity to hold the Issuer and the Indenture Trustee harmless, (ii) none of the Issuer, the Note Registrar or the Indenture Trustee have received notice that the Note has been acquired by a protected purchaser, as defined in Section 8-303 of the UCC and (iii) the requirements of Section 8-405 of the UCC are met.  However, if a destroyed, lost or stolen Note (but not a mutilated Note) is due and payable within 15 days or has been called for redemption, instead of issuing a replacement Note, the Issuer may pay the destroyed, lost or stolen Note when so due or payable or on the Redemption Date without surrender of the Note.  If a protected purchaser of the original Note in place of which the replacement Note was issued (or the payment made) presents for payment the original Note, the Issuer and the Indenture Trustee may recover the replacement Note (or the payment) from the Person to whom it was delivered or a Person taking the replacement Note (or the payment) from the Person to whom the replacement Note (or the payment) was delivered or an assignee of that Person, except a protected purchaser, and may recover on the security or indemnity provided for the replacement Note (or the payment) for any fee, expense, loss, damage or liability incurred by the Issuer or the Indenture Trustee for the replacement Note (or the payment).

(b)                                 Taxes, Charges and Expenses.  On the issuance of a replacement Note under Section 2.7(a), (i) the Issuer may require the Noteholder of the Note to pay an amount to cover any taxes or other governmental charges imposed and any other reasonable expenses incurred for the replacement Note, (ii) the Indenture Trustee will, for a mutilated Note, cancel the Note and (iii) the Note Registrar will record in the Note Register that the destroyed, lost or stolen Note no longer has the benefits of this Indenture.

(c)                                  Additional Obligation.  Each replacement Note issued under Section 2.7(a) will be an original additional contractual obligation of the Issuer and have the benefits of this Indenture equally and proportionately with other Notes of the same Class duly issued under this Indenture.

(d)                                 Sole Remedy.  This Section 2.7 states the sole remedy available to Noteholders for the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.8.                                 Persons Deemed Owners.  On any date, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name a Note is registered as of that date as the owner of the Note for all purposes, including receiving payments of principal of and interest on the Note, without regard to any notice or other information to the contrary.

Section 2.9.                                 Payments on Notes.

(a)                                 Interest Accrual.  Each Class of Notes will accrue interest on its Note Balance for each Interest Period until the Note Balance has been paid in full at a rate per annum equal to its Note Interest Rate for that Interest Period.  Interest on the Class A-1 Notes will be calculated for each Interest Period on the basis of the actual number of days in the Interest Period and a 360-day year.  Interest on the Notes (other than the Class A-1 Notes) for each Interest Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months.  Interest on each Note for each Interest Period will be due and payable on the related Payment Date.

(b)                                 Principal.  The principal of each Class of Notes will be payable in installments on each Payment Date according to Article VIII.  The Note Balance of each Class of Notes will be due and payable on the earlier of the Redemption Date and its Final Scheduled Payment Date.  The Note Balance of each Class of Notes will be due and payable on the date the Notes are declared to be, or have automatically become, immediately due and payable according to Section 5.2(a).

(c)                                  Monthly Payment of Interest and Principal.  Payments of interest and principal on each Class of Notes will be made pro rata to the Registered Noteholders of that Class on each Payment Date.  For Book-Entry Notes, payments will be made by wire transfer to the account designated by the nominee of the Clearing Agency according to Section 2.12.  For Definitive Notes, payments will be made (i) if the Noteholder has given to the Note Registrar instructions at least five Business Days before that Payment Date and the aggregate original principal amount of the Noteholder’s Notes is at least $1,000,000, by wire transfer to the account of the Registered Noteholder or (ii) by check mailed first class mail, postage prepaid, to the Registered Noteholder’s address as it appears on the Note Register on the related Record Date.  Amounts paid by wire transfers or checks that is returned undelivered will be held according to Section 3.3.

(d)                                 Payment of Final Installment.  The final installment of principal (whether payable by wire transfer or check) of each Note on a Payment Date, the Redemption Date or the Final Scheduled Payment Date will be payable only on presentation and surrender of the Note, subject to Section 2.7(a).  The Indenture Trustee will notify each Registered Noteholder of the date the Issuer expects to pay the final installment on any of the Notes, which notice will be delivered no later than five days before that date, and the place where the Notes may be presented and surrendered for payment.

Section 2.10.                          Cancellation of Notes.  Any Person that receives a Note surrendered for payment, registration of transfer, exchange or redemption will deliver the Note to the Indenture Trustee and the Indenture Trustee will promptly cancel it.  The Issuer may surrender to the Indenture Trustee for cancellation Notes previously authenticated and delivered under this Indenture which the Issuer may have acquired, and the Indenture Trustee will promptly cancel them.  No Notes will be authenticated in place of or in exchange for Notes cancelled as stated in this Section 2.10.  The Indenture Trustee may hold or dispose of cancelled Notes according to its standard retention or disposal policy unless the Issuer directs, by Issuer Order, that they be destroyed or returned to it.

Section 2.11.                          Release of Collateral.  The Indenture Trustee will release property from the Lien of this Indenture only according to Sections 8.4 and 10.1.

Section 2.12.                          Book-Entry Notes.

(a)                                 Issuance and Registration.  The Notes will be issued as Book-Entry Notes on the Closing Date.  The Book-Entry Notes, on original issuance, will be issued in the form of printed Notes representing the Book-Entry Notes and delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer.  The Book-Entry Notes will be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency.

(b)                                 Sole Noteholder.  The Note Registrar and the Indenture Trustee may deal with the Clearing Agency as the sole Noteholder of the Book-Entry Notes for all purposes of this Indenture and will not be obligated to the Note Owners, except as stated in Section 7.2.

(c)                                  Rights.  The rights of Note Owners may be exercised only through the Clearing Agency and will be limited to those established by law and agreements between the Note Owners and the Clearing Agency and/or its participants under the Depository Agreement.

(d)                                 Clearing Agency Obligations.  The Clearing Agency will make book-entry transfers among its participants and receive and transmit payments of principal of and interest on the Book-Entry Notes to the participants.

(e)                                  Representation of Noteholders.  If this Indenture requires or permits actions to be taken based on instructions or directions of the Noteholders of a stated percentage of the Note Balance of the Notes (or the Controlling Class), the Clearing Agency will be deemed to represent those Noteholders only if it has received instructions to that effect from Note Owners and/or the Clearing Agency’s participants owning or representing, the required percentage of the beneficial interest of the Notes (or the Controlling Class) and has delivered the instructions to the Indenture Trustee.

(f)                                   Conflicts.  If this Section 2.12 conflicts with other terms of this Indenture, this Section 2.12 will control.

Section 2.13.                          Definitive Notes.  No Note Owner will receive a definitive, fully registered Note (a “Definitive Note”) representing the Note Owner’s interest in the Note unless and until (a) the Administrator notifies the Indenture Trustee that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as depository for the Book-Entry Notes and the Administrator is unable to reach an agreement on satisfactory terms with a qualified successor, (b) the Administrator notifies the Indenture Trustee that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence and during the continuation of an Event of Default or a Servicer Termination Event, Note Owners of a majority of the Note Balance of the Controlling Class notify the Indenture Trustee and the Clearing Agency that they elect to terminate the book-entry system through the Clearing Agency.  In these cases, the Clearing Agency will notify Note Owners and the Indenture Trustee of the availability of Definitive Notes.  After the Clearing Agency has surrendered the printed Notes representing the Book-Entry Notes and delivered the registration instructions to the Indenture Trustee, the Issuer will execute and the Indenture Trustee, on Issuer Request, will authenticate the Definitive Notes according to the instructions of the Clearing Agency.  None of the Issuer, the Note Registrar or the Indenture Trustee will be liable for delay in delivery of the instructions and may conclusively rely, and will be protected in relying, on the instructions.  On the issuance of Definitive Notes to Note Owners, the Indenture Trustee will recognize the holders of the Definitive Notes as Noteholders.

Section 2.14.                          Authenticating Agents.

(a)                                 Appointment.  The Indenture Trustee may appoint one or more Persons as authenticating agents for the Notes (each, an “Authenticating Agent”) with the power to act on its behalf and subject to its direction in the authentication of Notes for issuances, transfers, exchanges and replacements.  The authentication of Notes by an Authenticating Agent under this Section 2.14 is deemed to be the authentication of Notes “by the Indenture Trustee.”  If no Authenticating Agent is appointed,  the Indenture Trustee will be the Authenticating Agent for the Notes.

(b)                                 Resignation and Termination.  An Authenticating Agent may resign by notifying the Indenture Trustee and the Owner Trustee.  The Indenture Trustee may terminate the agency of an Authenticating Agent by notifying the Authenticating Agent and the Owner Trustee.

Section 2.15.                          Note Paying Agents.

(a)                                 Appointment.  The Indenture Trustee may appoint one or more Note Paying Agents that meet the eligibility standards for the Indenture Trustee in Section 6.11(a).  If no Note Paying Agent is appointed, then the Indenture Trustee will be the Note Paying Agent for the Notes.  Each Note Paying Agent will have the power to make distributions from the Bank Accounts.

(b)                                 Resignation and Termination.  A Note Paying Agent may resign by notifying the Indenture Trustee, the Administrator and the Issuer.  The Indenture Trustee may terminate the agency of a Note Paying Agent by notifying the Note Paying Agent, the Administrator and the Issuer.

ARTICLE III
COVENANTS, REPRESENTATIONS AND WARRANTIES

Section 3.1.                                 Payment of Principal and Interest.  The Issuer will duly and punctually pay the principal of and interest on the Notes according to the Notes and this Indenture.  Amounts withheld under the Code or State or local tax law by any Person from a payment to a Noteholder will be considered as having been paid by the Issuer to the Noteholder.

Section 3.2.                                 Maintenance of Office or Agency.  The Issuer will maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be surrendered for registration of transfer or exchange, and where notices to and demands on the Issuer for the Notes and this Indenture may be served.  The Issuer initially appoints the Indenture Trustee to serve as its agent for those purposes.  The Issuer will promptly notify the Indenture Trustee of a change in the location of the office or agency.  If the Issuer fails to maintain the office or agency or fails to furnish the Indenture Trustee with the address of the office or agency, any surrender, notices and demands may be made or served at the Corporate Trust Office, and the Issuer appoints the Indenture Trustee as its agent to receive them.

Section 3.3.                                 Money for Payments To Be Held in Trust.

(a)                                 Payments on the Notes.  Payments on the Notes that are to be made from amounts withdrawn from the Bank Accounts will be made on behalf of the Issuer by the Indenture Trustee or a Note Paying Agent.  No amounts withdrawn for payments on the Notes may be paid over to the Issuer, except as stated in this Section 3.3.

(b)                                 Agreement by Note Paying Agent.  The Indenture Trustee will, and will cause each Note Paying Agent to, execute and deliver to the Indenture Trustee, an instrument in which the Note Paying Agent agrees with the Indenture Trustee to:

(i)                                     hold funds held by it for the payment of amounts due on the Notes in trust for the benefit of the Persons entitled to that money and pay it to those Persons under this Indenture;

(ii)                                  notify the Indenture Trustee of a default by the Issuer of which it has actual knowledge in the making of a required payment on the Notes;

(iii)                               during the continuance of a default, on the request of the Indenture Trustee, immediately pay to the Indenture Trustee money held by it in trust;

(iv)                              immediately resign as a Note Paying Agent and immediately pay to the Indenture Trustee amounts held by it in trust if it ceases to meet the eligibility standards in Section 6.11 for the Indenture Trustee; and

(v)                                 comply with all requirements of law for withholding and reporting requirements for payments on the Notes.

(c)                                  Payment Direction.  The Issuer may by Issuer Order, direct a Note Paying Agent to pay to the Indenture Trustee money held in trust by the Note Paying Agent, which money will be held by the Indenture Trustee on the same terms as the Note Paying Agent.  On a Note Paying Agent’s payment of money held in trust to the Indenture Trustee, the Note Paying Agent will be released from liability for such amounts.

(d)                                 Unclaimed Money.  Subject to applicable law, money held by the Indenture Trustee or a Note Paying Agent in trust under this Section 3.3 which remains unclaimed for two years after it became due and payable will be discharged from the trust and paid to the Issuer on Issuer Request.  After discharge and payment, the Noteholder of the Note will, as an unsecured general creditor, look only to the Issuer for payment of the amount due and unclaimed, and the Indenture Trustee or the Note Paying Agent will be released from liability for such amounts.  However, the Indenture Trustee or the Note Paying Agent, before making the payment, will publish once, at the expense and direction of the Issuer, in a newspaper customarily published on each Business Day in the English language and of general circulation in The City of New York, notice that the money remains unclaimed and that after a date stated in the notice, which must be at least 30 days from the date of publication, any unclaimed balance of the money then remaining will be paid to the Issuer.  The Indenture Trustee will also use other reasonable means to notify the Noteholders of unclaimed payments.

Section 3.4.                                 Existence.  The Issuer will maintain its existence as a statutory trust under the Delaware Statutory Trust Act and will obtain and maintain its qualification in each jurisdiction in which the qualification is or will be necessary to protect the validity and enforceability of this Indenture, the Notes and the Collateral.

Section 3.5.                                 Protection of Collateral.

(a)                                 Amendments and Financing Statements.  The Issuer will (i) execute and deliver amendments to this Indenture and other documents, (ii) file or authorize and cause to be filed financing statements and amendments and continuations of those financing statements and (iii) take other action necessary or advisable to:

(A)                               maintain or preserve the Lien and security interest (and the priority of the security interest) of this Indenture;

(B)                               perfect, maintain perfection, publish notice of or protect the validity of a Grant made or to be made by this Indenture;

(C)                               enforce the Collateral; or

(D)                               maintain and defend title to the Collateral and the rights of the Indenture Trustee and the Secured Parties in the Collateral against the claims of all Persons, subject to Permitted Liens and the Transaction Documents.

(b)                                 Authorization to File.  The Issuer authorizes the Administrator and the Indenture Trustee to file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices as the Administrator or the Indenture Trustee may reasonably determine necessary or advisable to perfect the Indenture Trustee’s interest in the Collateral.  The financing and continuation statements may describe the Collateral as the Administrator or the Indenture Trustee may reasonably determine necessary or advisable to perfect the Indenture Trustee’s interest in the Collateral (including describing the Collateral as “all assets” of the Issuer “now owned or later acquired” or words to that effect).  The Administrator or the Indenture Trustee will promptly deliver to the Issuer file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.

(c)                                  Indenture Trustee Not Obligated.  The Indenture Trustee is not obligated to (i) make a determination of whether filing financing or continuation statements, or amendments to the statements, is required or (ii) file any financing or continuation statements, or amendments to the statements, and will not be liable for failure to do so.

Section 3.6.                                 Performance of Obligations.

(a)                                 Performance of Obligations.  The Issuer will perform all of its obligations under the Transaction Documents and documents included in the Collateral.

(b)                                 Subcontracting.  The Issuer may contract with other Persons to assist it in performing its obligations under this Indenture.  Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its obligations under this Indenture.

(c)                                  Servicer Termination Event.  If the Issuer has knowledge of a Servicer Termination Event, the Issuer will notify the Indenture Trustee and the Rating Agencies of the event and any action the Issuer is taking to correct the situation.  If a Servicer Termination Event results from the failure of the Servicer to perform its obligations under the Sale and Servicing Agreement, the Issuer will take reasonable steps available to cause the Servicer to correct the failure.

Section 3.7.                                 Negative Covenants.  So long as Notes are Outstanding, the Issuer will not, except as permitted in the Transaction Documents:

(a)                                 Dispose of Collateral.  Sell, transfer, exchange or dispose of the Collateral unless directed to do so by the Indenture Trustee;

(b)                                 No Release of Material Obligations.  Take action, and will use its commercially reasonable efforts to prevent any action from being taken by others, that would release any Person from any material obligation under a document included in the Collateral or that would impair the validity or enforceability of the Collateral or a document included in the Collateral;

(c)                                  Set-off.  Claim a credit on, or make a deduction from the payments of principal or interest on, the Notes (other than amounts withheld from payments under applicable law) or assert a claim against a Noteholder by reason of the payment of the taxes levied or assessed on the Issuer or the Collateral;

(d)                                 Dissolve or Liquidate.  Dissolve or liquidate;

(e)                                  Liens.  Permit (i) the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, subordinated, terminated or discharged, or permit a Person to be released from obligations under this Indenture except in each case as permitted by this Indenture, (ii) any Lien, other than Permitted Liens, to be created on or extend to the Collateral or (iii) the Lien of this Indenture not to be a valid first priority security interest in the Collateral, other than Permitted Liens; or

(f)                                   Modification of Collateral or Transaction Documents.  Except as permitted by the Transaction Documents, amend, modify, waive, terminate or surrender any Collateral or any Transaction Document without the consent of the Indenture Trustee or the Noteholders of a majority of the Note Balance of the Notes and notifying the Rating Agencies.

Section 3.8.                                 Opinions on Collateral.

(a)                                 Opinion on Recording.  If this Indenture is subject to recording, the Issuer, at its expense, will record it and deliver an Opinion of Counsel to the Indenture Trustee stating that the recording is necessary either for the protection of the Secured Parties or for the enforcement of a right or remedy Granted to the Indenture Trustee under this Indenture.

(b)                                 Opinion on Perfection.  On the Closing Date, the Issuer will furnish to the Indenture Trustee an Opinion of Counsel stating that this Indenture and all financing statements have been properly recorded or filed to perfect the Lien created by this Indenture, or stating that in the opinion of that counsel no action is necessary to perfect the Lien.

(c)                                  Annual Opinion.  On or before April 30 of each year, starting in the year after the Closing Date, the Issuer will furnish to the Indenture Trustee an Opinion of Counsel either (i) stating that, in the opinion of that counsel, all action has been taken for the recording, filing, re-recording and refiling of this Indenture and all financing statements and continuation statements to maintain the Lien of this Indenture or (ii) stating that in the opinion of that counsel no action is necessary to maintain the Lien.

Section 3.9.                                 Annual Certificate of Compliance.  The Issuer will deliver to the Indenture Trustee within 90 days after the end of each year, starting in the year after the Closing Date, an Officer’s Certificate signed by a Responsible Person of the Issuer, stating that (a) a review of the Issuer’s activities and of its performance under this Indenture during the prior year has been made under a Responsible Person’s supervision and (b) to the Responsible Person’s knowledge, based on the review, the Issuer has fulfilled in all material respects its obligations under this Indenture throughout the prior year or, if there has been a failure to fulfill an obligation in any material respect, stating each failure known to the Responsible Person and the nature and status of the failure.  A copy of the Officer’s Certificate may be obtained by any Noteholder or Person certifying it is a Note Owner by request to the Indenture Trustee at its Corporate Trust Office.  The Issuer’s obligation to deliver an Officer’s Certificate under this Section 3.9 will terminate on the payment in full of the Notes.

Section 3.10.                          Merger and Consolidation; Transfer of Assets.  The Issuer will not merge or consolidate with or into any other Person or transfer all or substantially all of its assets, unless:

(a)                                 Surviving Person.  The Person (if other than the Issuer) formed by or surviving the merger or consolidation, or that acquires those assets, (i) is organized and existing under the laws of the United States or any State and (ii) assumes, by an indenture supplemental to this Indenture (unless the assumption happens by operation of law), executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on the Notes and the performance of the other obligations under this Indenture and the other Transaction Documents to be performed by the Issuer;

(b)                                 Subordination.  For a transfer of the assets included in the Collateral, the Person who acquires those assets agrees by means of the supplemental indenture executed and delivered to the Indenture Trustee that (i) all right, title and interest transferred will be subject and subordinate to the rights of the Noteholders, (ii) unless stated in the supplemental indenture, that Person will indemnify the Issuer for fees, expenses, losses, damages and liabilities (including fees and expenses of defending itself against any loss, damage or liability) related to this Indenture and the Notes and (iii) that Person will make all necessary filings, including filings with the Securities and Exchange Commission required by the Exchange Act for the Notes;

(c)                                  No Default or Event of Default.  Immediately after giving effect to the merger, consolidation or transfer, no Default or Event of Default will have occurred and be continuing;

(d)                                 Rating Agency Condition.  The Rating Agency Condition has been satisfied for the merger, consolidation or transfer;

(e)                                  Opinion.  The Issuer has received an Opinion of Counsel (with a copy to the Indenture Trustee) stating that the merger, consolidation or transfer will not (i) cause any security issued by the Issuer to be deemed sold or exchanged for purposes of Section 1001 of the Code, (ii) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (iii) adversely affect the treatment of the Notes as debt for U.S. federal income tax purposes;

(f)                                   Actions.  Any action necessary to maintain the Lien and security interest Granted by this Indenture has been taken; and

(g)                                  Conditions.  The Issuer has delivered to the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that the merger, consolidation or transfer and the supplemental indenture comply with this Section 3.10 and that all the conditions in this Indenture for the merger, consolidation or transfer have been satisfied.

Section 3.11.                          Successor or Transferee.  On a merger or consolidation of the Issuer or a transfer under Section 3.10, (a) the Person formed by or surviving the merger or consolidation (if other than the Issuer) will succeed to, and be substituted for, and may exercise the rights and powers of, the Issuer under this Indenture with the same effect as if that Person had been named as the Issuer in this Indenture and (b) for a transfer of the assets of the Issuer under Section 3.10, the predecessor Issuer will be released from its obligations under this Indenture to be performed by the successor Issuer for the Notes immediately on receipt of notice by the Indenture Trustee stating that the Issuer is to be released.

Section 3.12.                          No Other Activities.  The Issuer will not engage in activities other than financing, acquiring, owning and pledging the Trust Property as described in the Transaction Documents and activities incidental to those activities.

Section 3.13.                          Further Acts and Documents.  On request of the Indenture Trustee, the Issuer will take action and execute and deliver additional documents reasonably required to perform and carry out the purposes of this Indenture.

Section 3.14.                          Restricted Payments.

(a)                                 No Set-off.  The Issuer will not, directly or indirectly, (i) make payments (by reduction of capital or otherwise) to the Owner Trustee or the holder of the Residual Interest, (ii) redeem, purchase, retire or acquire for value an ownership interest in the Issuer or (iii) set aside or segregate amounts for those purposes, except as permitted under this Indenture and the other Transaction Documents.

(b)                                 No Other Payments.  The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except according to the Transaction Documents.

Section 3.15.                          Notice of Events of Default.  The Issuer will notify the Indenture Trustee, the Servicer and the Rating Agencies as soon as practicable and within five Business Days after a Responsible Person of the Issuer has knowledge of an Event of Default.

Section 3.16.                          Review of Issuer’s Records.  The Issuer will maintain records and documents relating to its performance under this Indenture according to its customary business practices.  On reasonable request not more than once during any year, the Issuer will give the Indenture Trustee (or its representatives) access to the records and documents to conduct a review of the Issuer’s performance under this Indenture.  Any access or review will be conducted at the Issuer’s offices during its normal business hours at a time reasonably convenient to the

Issuer and in a manner that will minimize disruption to its business operations.  Any access or review will be subject to the Issuer’s confidentiality and privacy policies.

Section 3.17.                          Issuer’s Representations and Warranties.  The Issuer represents and warrants to the Indenture Trustee as of the Closing Date:

(a)                                 Organization and Qualification.  The Issuer is duly formed and validly existing as a statutory trust in good standing under the laws of the State of Delaware.

(b)                                 Power, Authority and Enforceability.  The Issuer has the power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.  The Issuer has authorized the execution, delivery and performance of the Transaction Documents to which it is a party.  The Transaction Documents to which it is a party are the legal, valid and binding obligation of the Issuer enforceable against the Issuer, except as may be limited by insolvency, bankruptcy, reorganization or other similar laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)                                  No Conflicts and No Violation.  The completion of the transactions contemplated by the Transaction Documents to which it is a party and the performance of its obligations under such documents will not (i) conflict with, or be a breach or default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Issuer is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Issuer’s properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document (other than this Indenture), (iii) violate the Trust Agreement or (iv) violate a law or, to the Issuer’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or its properties that applies to the Issuer, which, in each case, would reasonably be expected to have a material adverse effect on the Issuer’s ability to perform its obligations under the Transaction Documents to which it is a party.

(d)                                 No Proceedings.  To the Issuer’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or its properties (i) asserting the invalidity of the Transaction Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the completion of the transactions contemplated by the Transaction Documents, (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Issuer’s ability to perform its obligations under, or the validity or enforceability of, the Transaction Documents or the Notes or (iv) relating to the Issuer that would reasonably be expected to (A) affect the treatment of the Notes as indebtedness for U.S. federal income or Applicable Tax State income or franchise tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, in each case, other than the proceedings that, to the Issuer’s knowledge, would not reasonably be expected to have a material adverse effect on the Issuer, the performance by the Issuer of its obligations under, or the validity and enforceability of, the Transaction Documents or the Notes or the tax treatment of the Issuer or the Notes.

(e)                                  No Investment Company.  The Issuer is not an “investment company” as defined in the Investment Company Act.  In making this determination, the Issuer is relying on the exemption in Rule 3a-7 of the Investment Company Act, although other exclusions or exemptions may also be available to the Issuer.

(f)                                   Volcker Rule.  The Issuer is structured not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule.”

Section 3.18.                          Issuer’s Representations and Warranties About Security Interest.  The Issuer represents and warrants to the Indenture Trustee as of the Closing Date, which representations and warranties will survive the termination of this Indenture and may not be waived by the Indenture Trustee:

(a)                                 Valid Security Interest.  This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee which is prior to all other Liens, other than Permitted Liens, and is enforceable against creditors of and purchasers from the Issuer.

(b)                                 Perfection.  The Sponsor has represented that it has started procedures that will result in the perfection of a first priority security interest against each Obligor in the Financed Vehicles.

(c)                                  Type.  The Collateral (other than those Permitted Investments which have been credited to a Securities Account) is “tangible chattel paper,” “electronic chattel paper,” “instruments” or “general intangibles” within the meaning of the applicable UCC.

(d)                                 Good Title.  The Issuer owns and has good and marketable title to the Collateral free and clear of any Lien, other than Permitted Liens.  The Issuer has received all consents and approvals required by the terms of the Collateral to Grant to the Indenture Trustee all of its right, title and interest in the Collateral, except if a requirement for consent or approval is made ineffective under the applicable UCC.

(e)                                  Filing Financing Statements.  The Issuer has caused, or will cause within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law to perfect the security interest Granted in the Collateral to the Indenture Trustee under this Indenture.  All financing statements filed or to be filed against the Issuer in favor of the Indenture Trustee under this Indenture describing the Collateral will contain the following statement:  “A purchase of or grant of a security interest in collateral described in this financing statement will violate the rights of the Secured Parties.”

(f)                                   No Other Sale, Grant or Financing Statements.  Other than the security interest Granted to the Indenture Trustee under this Indenture, the Issuer has not sold or Granted a security interest in any of the Collateral.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering any of the Collateral, other than financing statements relating to the security interest Granted to the Indenture Trustee under this Indenture.  The Issuer is not aware of any judgment or tax Lien filings against it.

(g)                                  Possession of Receivables.  For a Receivable that is “tangible chattel paper,” the Issuer has in its possession, directly or through its agents, the original copy of the Receivable that is or evidences part of the Collateral, and the Receivable does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.  For a Receivable that is “electronic chattel paper,” the Issuer has “control” of the sole “authoritative copy” (each within the meaning of the applicable UCC) of the Receivable and has not communicated an authoritative copy of the Receivable that constitutes or evidences part of the Collateral to any Person other than the Indenture Trustee.

(h)                                 Securities Account.  All Permitted Investments have been and will be credited to a Securities Account.  The securities intermediary for each Securities Account has agreed to treat all assets credited to the Securities Accounts as “financial assets” within the meaning of the applicable UCC.

(i)                                     Securities Intermediary Agreement.  The Issuer has delivered to the Indenture Trustee a fully executed agreement under which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the Securities Accounts without further consent by the Issuer.

(j)                                    Name of Securities Accounts.  The Securities Accounts are not in the name of a Person other than the Issuer or the Indenture Trustee.  The Issuer has not consented to the securities intermediary of a Securities Account complying with entitlement orders of a Person other than the Indenture Trustee.

ARTICLE IV
SATISFACTION AND DISCHARGE

Section 4.1.                                 Satisfaction and Discharge of Indenture.

(a)                                 Conditions to Satisfaction and Discharge.  Except as stated in Section 4.1(c), this Indenture will cease to be of further effect for the Notes if:

(i)                                     either (A) the Notes that have been authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid under Section 2.7 and (2) Notes for which payment money has been deposited in trust or segregated and held in trust by the Issuer and later paid to the Issuer or discharged from the trust under Section 3.3) have been delivered to the Indenture Trustee for cancellation or (B) the Notes not delivered to the Indenture Trustee for cancellation have become due and payable and the Issuer has deposited or caused to be deposited with the Indenture Trustee money in trust in an amount sufficient to pay and discharge the outstanding principal amount of the Notes and interest accrued on the Notes on the Redemption Date;

(ii)                                  the Issuer has paid or caused to be paid all money payable by it under the Transaction Documents; and

(iii)                               the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Section 11.3.

(b)                                 Acknowledgement of Satisfaction and Discharge.  After the satisfaction and discharge of the Indenture under Section 4.1(a), the Indenture Trustee will (i) by Issuer Order and at the expense of the Issuer, execute documents acknowledging satisfaction and discharge of this Indenture and (ii) at the request of the Owner Trustee, the Indenture Trustee will deliver to the Owner Trustee a certificate of a Responsible Person stating that all Noteholders have been paid in full.

(c)                                  Continuing Rights and Obligations.  After the satisfaction and discharge of this Indenture, this Indenture will continue for (i) rights of registration of transfer and exchange, (ii) replacement of mutilated, destroyed, lost or stolen Notes, (iii) the rights of the Noteholders to receive payments of principal of and interest on the Notes, (iv) the obligations of the Indenture Trustee and any Note Paying Agent under Section 3.3, (v) the rights, obligations and immunities of the Indenture Trustee under this Indenture and (vi) the rights of the Secured Parties as beneficiaries of this Indenture in the property deposited with the Indenture Trustee payable to them for a period of two years after the satisfaction and discharge.

ARTICLE V
EVENTS OF DEFAULT; REMEDIES

Section 5.1.                                 Events of Default.

(a)                                 Events of Default.  The occurrence of one of the following events will be an event of default under this Indenture (each, an “Event of Default”):

(i)                                     the Issuer fails to pay interest due on a Note of the Controlling Class on any Payment Date, and the failure continues for five days or more;

(ii)                                  the Issuer fails to pay the principal of a Note on its Final Scheduled Payment Date;

(iii)                               the Issuer fails to observe a material covenant or agreement of the Issuer in this Indenture (other than to pay interest on or principal of the Notes) or a representation or warranty of the Issuer made in this Indenture or in an Officer’s Certificate or other document delivered under this Indenture is incorrect in any material respect when made and, in each case, the failure or error continues for at least 60 days after the Issuer receives notice from the Indenture Trustee or the Issuer and the Indenture Trustee receive notice from the Noteholders of at least 25% of the Note Balance of the Controlling Class stating the failure or error, requiring it to be corrected and stating that the notice is a “Notice of Default”; or

(iv)                              an Insolvency Event of the Issuer occurs.

(b)                                 Issuer to Notify.  The Issuer will notify the Indenture Trustee within five Business Days after a Responsible Person of the Issuer has knowledge of the occurrence of a Default under Section 5.1(a)(iii), which notice will describe the Default, the status of the Default and what action the Issuer is taking to correct the Default.  The Issuer will deliver a copy of the notice to each Qualified Institution (if not the Indenture Trustee) maintaining a Bank Account.

(c)                                  Indenture Trustee to Notify.  The Indenture Trustee will notify the Noteholders within five Business Days after a Responsible Person of the Indenture Trustee has knowledge of the occurrence of an Event of Default.

Section 5.2.                                 Acceleration of Maturity; Rescission.

(a)                                 Acceleration.  If an Event of Default occurs and is continuing, the Indenture Trustee or the Noteholders of a majority of the Note Balance of the Controlling Class may declare the Notes to be accelerated by notifying the Issuer (and the Indenture Trustee if such notice is given by the Noteholders).  On acceleration, the unpaid Note Balance of the Notes, together with accrued and unpaid interest, will become immediately due and payable.  If an Event of Default in Section 5.1(a)(iv) occurs, all unpaid principal of and accrued and unpaid interest on the Notes, and all other amounts payable under this Indenture, will automatically become immediately due and payable without a declaration or other act of the Indenture Trustee or a Noteholder.  On the declaration of acceleration or automatic acceleration, the Indenture Trustee will promptly notify each Secured Party and each Qualified Institution (if not the Indenture Trustee) maintaining a Bank Account.

(b)                                 Rescission of Acceleration.  The Noteholders of a majority of the Note Balance of the Controlling Class, by notifying the Issuer and the Indenture Trustee, may rescind a declaration of acceleration before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee as stated in this Article V if:

(i)                                     the Issuer has paid or deposited with the Indenture Trustee an amount sufficient to (A) pay the due and unpaid principal of and interest on the Notes and all other amounts that would then be due under this Indenture or on the Notes if the Event of Default giving rise to the acceleration had not occurred, (B) pay all amounts owed to the Indenture Trustee under Section 6.7 and (C) pay all other outstanding fees and expenses of the Issuer; and

(ii)                                  all Events of Default, other than the non-payment of the principal of the Notes that has become due solely by acceleration, have been corrected or waived under Section 5.14.

Section 5.3.                                 Collection of Indebtedness by Indenture Trustee.

(a)                                 Overdue Amounts.  If an Event of Default under Section 5.1(a)(i) or (ii) occurs and is continuing, the Issuer, on demand of the Indenture Trustee, will pay to the Indenture Trustee for the benefit of the Noteholders, the overdue amount with interest at the rate of interest then applicable to the Notes.

(b)                                 Collection Costs.  In addition, the Issuer will pay the costs of collection, including all amounts owed to the Indenture Trustee under Section 6.7.

(c)                                  Proceedings.  If the Issuer fails to pay those amounts on demand, the Indenture Trustee, in its own name and as trustee of an express trust, may start a proceeding to collect the money due and unpaid, and may pursue the proceeding to final judgment, and may enforce the judgment against the Issuer and collect the money due and unpaid in the manner provided by law out of the Collateral.

Section 5.4.                                 Trustee May File Proofs of Claim.

(a)                                 Proofs of Claim.  If there is a proceeding involving the Issuer under the Bankruptcy Code or another bankruptcy, insolvency or other similar law, or in case a trustee, liquidator, receiver or similar official has been appointed for or taken possession of the Issuer or its property, the Indenture Trustee may:

(i)                                     file a proof of claim for due and unpaid principal of and interest on the Notes and file other proofs of claim or documents necessary or advisable to have the claims of the Indenture Trustee on behalf of the Secured Parties allowed in the proceedings or in other judicial proceedings involving the Issuer, its creditors and its property;

(ii)                                  unless prohibited by applicable law, vote on behalf of the Secured Parties in the election of a trustee, a standby trustee or a Person performing similar functions in the proceedings; and

(iii)                               collect and receive any money or other property payable or deliverable on the claims and pay all amounts received on the claims of the Secured Parties, including the claims asserted by the Indenture Trustee on their behalf.

(b)                                 Authorization by Secured Parties.  Each Secured Party authorizes a trustee, liquidator, receiver or similar official in a proceeding to make payments to the Indenture Trustee and, if the Indenture Trustee consents to make payments directly to the Secured Parties, to pay to the Indenture Trustee the amounts owed to the Indenture Trustee under Section 6.7.

(c)                                  No Right to Consent or Vote.  Except as permitted under Section 5.4(a)(ii), this Indenture (i) does not authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of a Secured Party a plan of reorganization, arrangement, adjustment or composition affecting the Notes and (ii) does not limit the rights of a Secured Party to authorize the Indenture Trustee to vote on the claim of a Secured Party in the proceeding.

Section 5.5.                                 Enforcement of Claims Without Possession of Notes.

(a)                                 Notes not Required.  The Indenture Trustee may enforce its rights and make claims under this Indenture, or under the Notes, without the possession of the Notes or the production of the Notes in a proceeding.  A proceeding started by the Indenture Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will be for the benefit of the Secured Parties for which the judgment has been recovered.

(b)                                 Proceeding.  In any proceeding brought by the Indenture Trustee (and any proceeding involving the interpretation of this Indenture to which the Indenture Trustee is a party), the Indenture Trustee will be held to represent all the Secured Parties, and it will not be necessary to make any Secured Party, including a Noteholder, a party to the proceeding.

Section 5.6.                                 Remedies; Priorities.

(a)                                 Remedies.  If the Notes have been accelerated under Section 5.2(a) and the declaration of acceleration has not been rescinded according to Section 5.2(b), the Indenture Trustee may do one or more of the following (subject to Section 5.7), and will at the direction of the Noteholders of a majority of the Note Balance of the Controlling Class:

(i)                                     start a proceeding in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture on the Notes, enforce any judgment obtained and collect from the Issuer money adjudged due;

(ii)                                  start a proceeding for the complete or partial foreclosure of this Indenture on the Collateral;

(iii)                               sell or liquidate all or any part of the Collateral or rights or interest in the Collateral at one or more public or private sales called and conducted in any manner permitted by law;

(iv)                              exercise any remedies of a secured party under the UCC; and

(v)                                 take any other action to protect and enforce the rights and remedies of the Indenture Trustee and the Secured Parties.

(b)                                 Notice of Sale or Liquidation of Collateral.  The Indenture Trustee will notify each Secured Party and the Depositor of a sale or liquidation under Section 5.6(a)(iii) at least 15 days before the sale or liquidation.  A Secured Party, the Depositor or the Servicer may submit a bid during the sale or liquidation.

(c)                                  Limitation on Collateral Liquidation.  The Indenture Trustee may not sell or liquidate the Collateral unless:

(i)                                     the Event of Default is described in Section 5.1(a)(i) or (ii); or

(ii)                                  the Event of Default is described in Section 5.1(a)(iii) and:

(A)                               the Noteholders representing 100% of the Note Balance of the Notes consent to the sale or liquidation; or

(B)                               the proceeds of the sale or liquidation are expected to be sufficient to pay in full all amounts owed by the Issuer to the Secured Parties including all principal of and accrued interest on the Notes;

(iii)                               the Event of Default is described in Section 5.1(a)(iv) and:

(A)                               the Noteholders representing 100% of the Note Balance of the Controlling Class consent to the sale or liquidation; or

(B)                               the proceeds of the sale or liquidation are expected to be sufficient to pay in full all amounts owed by the Issuer to the Secured Parties including all principal of and accrued interest on the Notes; or

(C)                               the Indenture Trustee (1) determines that the Collateral will not continue to provide sufficient money for the payment of all amounts owed to the Secured Parties, as those payments would have become due if the Notes had not been accelerated and (2) obtains the consent of the Noteholders of at least 66-2/3% of the Note Balance of the Controlling Class.

In determining whether the condition in clause (ii)(B), (iii)(B) or (iii)(C) (1) above has been satisfied, the Indenture Trustee may rely on an opinion of a nationally-recognized Independent investment banking firm or firm of certified public accountants on the expected proceeds or on the sufficiency of the Collateral for that purpose.

(d)           Proceeds of Collateral.  Any money or property collected by the Indenture Trustee after an acceleration of the Notes will be deposited in the Collection Account for distribution according to Section 8.2(e) on the Payment Date after the Collection Period during which those amounts are collected.  In all other circumstances, Section 8.2(c) will continue to apply after an Event of Default.

Section 5.7.           Optional Preservation of Collateral.  If the Notes have been accelerated under Section 5.2(a) and the declaration of acceleration has not been rescinded, the Indenture Trustee may elect to maintain possession of the Collateral.  The Indenture Trustee will take into account that the Collections and other amounts expected to be received on the Collateral must be sufficient to pay the unpaid principal of and accrued and unpaid interest on the Notes when determining whether or not to maintain possession of part of the Collateral.  In making this determination, the Indenture Trustee may rely on an opinion of a nationally-recognized Independent investment banking firm or firm of certified public accountants.

Section 5.8.           Limitation on Suits.

(a)           Proceedings.  No Noteholder has the right to start a proceeding under this Indenture or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:

(i)            the Noteholder has notified the Indenture Trustee of a continuing Event of Default;

(ii)           the Noteholders of at least 25% of the Note Balance of the Controlling Class have requested the Indenture Trustee to start the proceeding for the Event of Default in its own name as Indenture Trustee under this Indenture;

(iii)          the Noteholders have offered reasonable indemnity satisfactory to the Indenture Trustee against fees, expenses, losses, damages, claims and liabilities that may be incurred by the Indenture Trustee, or its agents, counsel, accountants and experts, in complying with the request;

(iv)          the Indenture Trustee has failed to start the proceedings for 60 days after it receives the notice, request and offer of indemnity; and

(v)           the Noteholders of a majority of the Note Balance of the Controlling Class have not given the Indenture Trustee a direction inconsistent with the request during that 60 day period.

(b)           No Right to Impair.  No Noteholder has the right to impair the rights of another Noteholder or to seek or obtain priority or preference over another Noteholder or to enforce any right under this Indenture, except in the manner stated in this Indenture.

(c)           Conflicting Requests.  If the Indenture Trustee receives conflicting requests under Section 5.8(a)(ii) from two or more groups of Noteholders, each evidencing less than a majority of the Note Balance of the Controlling Class, the Indenture Trustee will take the action requested by the Noteholders representing the greatest percentage of the Note Balance, notwithstanding any other provision of this Indenture.

Section 5.9.           Unconditional Rights to Receive Principal and Interest.  Each Noteholder has an absolute and unconditional right to receive payment of the principal of and interest on its Note on or after the due dates stated in the Note or in this Indenture (or, for redemption, on or after the Redemption Date) and to start a proceeding for the enforcement of the payment according to Section 5.8.  Those rights may not be impaired or affected without the consent of the Noteholder.

Section 5.10.         Restoration of Rights and Remedies.  If the Indenture Trustee or a Noteholder has started a proceeding to enforce a right or remedy under this Indenture and the proceeding has been discontinued or abandoned or has been determined adversely to the Indenture Trustee or to the Noteholder, then the Issuer, the Indenture Trustee and the Noteholders, subject to a determination in the proceeding, will be restored to their former positions under this Indenture, and all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no proceeding had been started.

Section 5.11.         Rights and Remedies Cumulative.  No right or remedy of the Indenture Trustee or the Noteholders under this Indenture is intended to be exclusive of any other right or remedy, and every right and remedy, if permitted by law, will be cumulative and in addition to every other right and remedy under this Indenture.  The exercise of a right or remedy will not prevent the exercise of another right or remedy at the same time.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture will not be affected by the seeking, obtaining or use of other relief under this Indenture.  Neither the Lien of this Indenture nor the rights or remedies of the Indenture Trustee or the Noteholders will be impaired by the recovery of a judgment by the Indenture Trustee against the Issuer or by the execution of a judgment on the Collateral.

Section 5.12.         Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee or a Noteholder to exercise a right or remedy after a Default or Event of Default will impair the right or remedy, or be a waiver of the Default or Event of Default.  Every right and remedy under this Article V or under law of the Indenture Trustee or the Noteholders may be exercised as often as deemed advisable by the Indenture Trustee or by the Noteholders.

Section 5.13.         Control by Noteholders.  The Noteholders of a majority of the Note Balance of the Controlling Class have the right to direct the time, method and place of conducting a proceeding for a remedy available to the Indenture Trustee for the Notes or exercising a trust or power of the Indenture Trustee, subject to the following terms.

(a)           No Conflict.  The direction does not conflict with law or with this Indenture.

(b)           Direction to Sell or Liquidate.  Except under Section 5.6(c), a direction to the Indenture Trustee to sell or liquidate the Collateral must have been made by the Noteholders of 100% of the Note Balance of the Controlling Class.

(c)           Non-Unanimous Directions.  If the Indenture Trustee elects to retain the Collateral under Section 5.7, then a direction to the Indenture Trustee by Noteholders of less than 100% of the Note Balance of the Controlling Class to sell or liquidate the Collateral will not be effective.

(d)           Other Action.  The Indenture Trustee may take other action considered advisable by the Indenture Trustee that is not inconsistent with the direction from the Noteholders of a majority of the Note Balance of the Controlling Class.

(e)           Adverse Action.  The Indenture Trustee need not take an action that it determines might have a material adverse effect on the rights of the Noteholders not consenting to the action.

Section 5.14.         Waiver of Defaults and Events of Default.

(a)           Waiver by Controlling Class.  The Noteholders of a majority of the Note Balance of the Controlling Class may waive a Default or Event of Default except an Event of Default (i) in the payment of principal of or interest on the Notes (other than an Event of Default relating to failure to pay principal due only by reason of acceleration) or (ii) for a covenant or term of this Indenture that cannot be amended, supplemented or modified without the consent of all the Noteholders.

(b)           Effect of Waiver.  Once waived, the Default or Event of Default will be considered not to have occurred for all purposes of this Indenture.  No waiver will extend to any other Default or Event of Default or impair any right relating to any other Default or Event of Default.

Section 5.15.         Agreement to Pay Costs.  The parties to this Indenture agree, and each Noteholder by its acceptance of a Note will be deemed to have agreed, that a court may in its discretion require, in a proceeding for the enforcement of a right or remedy under this Indenture, or in a proceeding against the Indenture Trustee for an action taken or not taken by it as

Indenture Trustee, the filing by a party litigant in the proceeding of an agreement to pay the costs of the proceeding, and that the court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against a party litigant in the proceeding.  This Section 5.15 will not apply to (a) a proceeding started by the Indenture Trustee, (b) a proceeding started by a Noteholder or group of Noteholders holding more than 10% of the Note Balance of the Notes (or for a proceeding for the enforcement of a right or remedy under this Indenture that is started by the Controlling Class, holding more than 10% of the Note Balance of the Controlling Class) or (c) a proceeding started by a Noteholder for the enforcement of the payment of principal of or interest on a Note on or after the respective due dates expressed in the Note and in this Indenture (or, for redemption, on or after the Redemption Date).

Section 5.16.         Waiver of Stay or Extension Laws.  The Issuer agrees that it will not plead or in any manner claim or take the benefit of, a stay or extension that may affect the performance of its obligations under this Indenture, and the Issuer waives the benefit of such law.

Section 5.17.         Performance and Enforcement of Obligations.

(a)           Actions Requested by Indenture Trustee.  At the Administrator’s expense, the Issuer will promptly take any lawful action the Indenture Trustee requests to (i) compel the performance by (A) the Depositor and the Servicer of their obligations to the Issuer under the Sale and Servicing Agreement or (B) the Depositor and Ford Credit of their obligations under the Receivables Purchase Agreement and (ii) exercise any rights, remedies, powers, privileges and claims available to the Issuer under those agreements as directed by the Indenture Trustee.

(b)           Exercise by Indenture Trustee.  If an Event of Default occurs and is continuing, (i) the Indenture Trustee may, and at the direction of the Noteholders of at least 66-2/3% of the Note Balance of the Controlling Class will, exercise all rights, remedies, powers, privileges and claims of the Issuer against (A) the Depositor or the Servicer under the Sale and Servicing Agreement or (B) the Depositor and Ford Credit under the Receivables Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by those Persons of their obligations to the Issuer under those agreements, and to give a consent, request, notice, direction, approval, extension or waiver under those agreements and (ii) the right and power of the Issuer to take any such action will be suspended.

ARTICLE VI
INDENTURE TRUSTEE

Section 6.1.           Indenture Trustee’s Obligations.

(a)           Standard of Care.  If an Event of Default has occurred and is continuing, the Indenture Trustee will exercise the rights and powers vested in it under this Indenture using the same degree of care and skill as a prudent person would use under the circumstances in the conduct of that person’s own affairs.

(b)           Obligations; Reliance.  Except during the continuance of an Event of Default:

(i)            the Indenture Trustee agrees to perform the obligations and only the obligations stated in this Indenture and no implied covenants or obligations are to be read into this Indenture; and

(ii)           in the absence of willful misconduct, bad faith or negligence on its part, the Indenture Trustee may conclusively rely, for the truth of the statements and the correctness of the opinions furnished to it, on certificates or opinions furnished to it and, if required by this Indenture, conforming to the requirements of this Indenture.  The Indenture Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements, if any, of this Indenture.

(c)           Indenture Trustee Liable.  The Indenture Trustee will not be relieved from liability for its own willful misconduct, bad faith or negligence, except that:

(i)            this Section 6.1(c) does not limit the effect of Section 6.1(b);

(ii)           the Indenture Trustee will not be liable for an error of judgment made in good faith unless it is proved that the Indenture Trustee was negligent in determining the relevant facts; and

(iii)          the Indenture Trustee will not be liable for any action taken or not taken in good faith according to this Indenture or a direction received by it under Sections 5.13, 5.17(b) and 7.2.

(d)           Not Liable for Interest.  The Indenture Trustee will not be liable for interest on money received by it, except as the Indenture Trustee may agree in writing with the Issuer.

(e)           Not Required to Segregate.  The Indenture Trustee need not segregate any funds held by it in trust under this Indenture from other funds unless required by law, this Indenture or the Sale and Servicing Agreement.

(f)            Section Governs.  The terms of this Indenture relating to the conduct of the Indenture Trustee, the liability of the Indenture Trustee or giving protection to the Indenture Trustee are subject to this Section 6.1 and to the TIA.

(g)           No Deemed Knowledge.  The Indenture Trustee will not be deemed to have knowledge of a Default, an Event of Default or a breach of a representation or warranty unless (i) a Responsible Person of the Indenture Trustee has knowledge of the Default, Event of Default or breach or (ii) it has actually received notice of the Default, Event of Default or breach.

(h)           Permissive Rights.  No permissive right of the Indenture Trustee in this Indenture or any other Transaction Document will be considered to be an obligation, and the Indenture Trustee will not be liable for not taking action under any permissive right.

(i)            Enforceable in all Capacities.  The rights, privileges, protections, immunities and benefits given to the Indenture Trustee in this Article VI, including its right to be indemnified,

are extended to, and will be enforceable by, the Indenture Trustee in each of its capacities under this Indenture and the other Transaction Documents, including as Authenticating Agent, Note Registrar and Note Paying Agent under this Indenture and as a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC under the Account Control Agreement.

Section 6.2.           Indenture Trustee’s Rights.

(a)           Reliance on Documents.  The Indenture Trustee may rely on any document believed by it to be genuine and which appears on its face to be properly executed and signed or presented by the proper Person.  The Indenture Trustee is not required to investigate any facts or matters or to verify any calculations or amounts stated in any document.  The Indenture Trustee will not be liable for any action taken or not taken in good faith in reliance on a document believed by it to be genuine.

(b)           Reliance on Opinions.  Before the Indenture Trustee acts or does not act, it may require and rely on an Officer’s Certificate or an Opinion of Counsel.  The Indenture Trustee will not be liable for any action taken or not taken in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)           Use of Agents.  The Indenture Trustee may exercise its rights or powers under this Indenture or perform its obligations under this Indenture either directly or by or through agents or attorneys or a custodian or nominee.  The Indenture Trustee will not be responsible for misconduct or negligence on the part of, or for the supervision of, the agent, attorney, custodian or nominee appointed by it with due care.

(d)           Good Faith.  The Indenture Trustee will not be liable for any action taken or not taken in good faith which it believes to be authorized or within its rights or powers under this Indenture so long as the action taken or not taken does not amount to negligence.

(e)           Advice from Experts.  The Indenture Trustee may consult with counsel, accountants or other experts, and the advice or opinion of counsel, accountants or other experts on any matters relating to this Indenture and the Notes will be full and complete authorization and protection from liability for any action taken or not taken by it under this Indenture in good faith and according to the advice or opinion of that counsel, accountant or expert.

(f)            Not Required to Pay or Risk Funds.  The Indenture Trustee is not obligated to (i) exercise the rights or powers under this Indenture or to pay or risk its own funds or incur any financial liability in the performance of its obligations under this Indenture if it has reasonable grounds to believe that payment of such funds or adequate indemnity satisfactory to it against that risk or liability is not reasonably assured or given to it or (ii) start, pursue or defend litigation, investigate any matter or honor the request, demand or direction of the Noteholders under this Indenture, other than requests, demands or directions relating to an asset representations review demand under Section 7.2, unless the Noteholders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it for the reasonable expenses that might be incurred by the Indenture Trustee in complying with the request or direction.

(g)           Force Majeure.  The Indenture Trustee will not be responsible or liable for a failure or delay in the performance of its obligations under this Indenture from or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war, terrorism, civil or military disturbances, nuclear catastrophes, fires, floods, earthquakes, storms, hurricanes or other natural catastrophes and interruptions, loss or failures of mechanical, electronic or communication systems, pandemics or epidemics.  The Indenture Trustee will use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(h)           Consequential Damages.  The Indenture Trustee will not be responsible or liable for special, punitive, indirect or consequential losses or damages (including lost profit), even if the Indenture Trustee has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 6.3.           Indenture Trustee’s Individual Rights.  The Indenture Trustee and any Note Paying Agent, Note Registrar or Authenticating Agent under this Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee or Note Paying Agent, Note Registrar or Authenticating Agent.

Section 6.4.           Indenture Trustee’s Disclaimer.  The Indenture Trustee will not be liable for (a) the validity or adequacy of this Indenture or the Notes, (b) the Issuer’s use of the proceeds from the Notes or (c) any statement of the Issuer in this Indenture or in the Notes, other than the Indenture Trustee’s certificate of authentication, or any statement of the Issuer, the Depositor or the Servicer in any prospectus or offering document used for the offering or sale of the Notes.

Section 6.5.           Notice of Defaults.  Within 90 days after a Responsible Person of the Indenture Trustee has knowledge of, or actually receives notice of, a Default under this Indenture, the Indenture Trustee will mail as described in Section 313(c) of the TIA to each Noteholder, notice of the Default, unless the Default has been corrected or waived.  However, (a) except for a Default in the payment of principal of or interest on a Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Persons in good faith determines that the withholding of the notice is in the interests of the Noteholders and (b) for a Default stated in Section 5.1(a)(iii), the Indenture Trustee will not notify the Noteholders until at least 30 days after a Responsible Person of the Indenture Trustee has knowledge of, or actually receives notice of, the Default.

Section 6.6.           Reports by Indenture Trustee.

(a)           Tax Information.  Starting in the year after the Closing Date, the Indenture Trustee will deliver or cause to be delivered to each Person who at any time during the prior calendar year was a Noteholder of record, a statement containing the information required to be given to a noteholder by an issuer of indebtedness, in the form and at the time required under the Code.

(b)           Monthly Investor Report.  On each Payment Date, the Indenture Trustee will deliver the Monthly Investor Report to each Noteholder of record as of the most recent Record

Date (which delivery may be made by e-mail to the e-mail addresses in the Note Register without need for confirmation of receipt or by making the report available to the Noteholders through the Indenture Trustee’s website, which initially is located at https://gctinvestorreporting.bnymellon.com).

(c)           Annual Certificate of Compliance.  If required by Regulation AB and requested by the Depositor or the Servicer, the Indenture Trustee will deliver to the Administrator, the Issuer and the Servicer on or before March 1 of each year, starting in the year after the Closing Date, an Officer’s Certificate signed by a Responsible Person of the Indenture Trustee (i) stating that (A) a review of the Indenture Trustee’s activities during the prior year and of its performance under this Indenture has been made under the Responsible Person’s supervision and (B) to the Responsible Person’s knowledge, based on the review, the Indenture Trustee has fulfilled in all material respects its obligations under this Indenture throughout the prior year, or, if there has been a failure to fulfill the obligation in a material respect, stating the failure known to the Responsible Person and the nature and status of the failure and (ii) certifying to matters related to the Indenture Trustee as required under Form 10-K under the Exchange Act.

(d)           Annual Assessment of Compliance.  The Indenture Trustee will:

(i)            deliver to the Administrator, the Issuer and the Servicer, a report on its assessment of compliance with the minimum servicing criteria described in Items 1122(d)(2)(i), (2)(ii), (2)(iv), (2)(v), (3)(ii) (for payments only) and (3)(iv) of Regulation AB (the “Applicable Servicing Criteria”) during the prior year, including disclosure of any material instance of non-compliance identified by the Indenture Trustee, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB; and

(ii)           cause a firm of registered public accountants to deliver to the Administrator, the Issuer and the Servicer an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the prior year that (A) satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act, as applicable, (B) complies with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and (C) indicates that the firm is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act.

The reports will be delivered on or before March 1 of each year, starting in the year after the Closing Date, in a format suitable for filing with the Securities and Exchange Commission on EDGAR.

Section 6.7.           Compensation and Indemnity.

(a)           Fees.  The Issuer will pay the Indenture Trustee as compensation for performing its obligations under this Indenture a fee separately agreed by the Issuer and the Indenture Trustee.  The Indenture Trustee’s compensation will not be limited by law on compensation of a trustee of an express trust.  The Issuer will reimburse the Indenture Trustee for its reasonable expenses in performing its obligations under this Indenture and the other Transaction Documents, including costs of collection and the reasonable compensation and expenses of the

Indenture Trustee’s agents, counsel, accountants and experts, but excluding expenses resulting from the Indenture Trustee’s willful misconduct, bad faith or negligence.

(b)           Indemnification.  The Issuer will indemnify the Indenture Trustee and its officers, directors, employees and agents (each, an “Indemnified Person”), for all fees, expenses, losses, damages and liabilities resulting from the administration of and the performance of its obligations under this Indenture and the other Transaction Documents (including the fees and expenses of defending itself against any loss, damage or liability and any fees and expenses incurred in connection with any proceedings brought by the Indemnified Person to enforce the Issuer’s indemnification obligations), but excluding any fee, expense, loss, damage or liability resulting from (i) the Indenture Trustee’s willful misconduct, bad faith or negligence or (ii) the Indenture Trustee’s breach of its representations or warranties in this Indenture.

(c)           Proceedings.  If an Indemnified Person receives notice of the start of a proceeding against it, the Indemnified Person will, if a claim under the proceeding will be made under this Section 6.7, promptly notify the Issuer of the proceeding.  The Issuer may participate in and assume the defense and settlement of the proceeding at its expense.  If the Issuer notifies the Indemnified Person of its intention to assume the defense of the proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Issuer assumes the defense of the proceeding in a manner reasonably satisfactory to the Indemnified Person, the Issuer will not be liable for legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Issuer and the Indemnified Person.  If there is a conflict, the Issuer will pay for the separate counsel to the Indemnified Person.  No settlement of the proceeding may be made without the approval of the Issuer and the Indemnified Person, which approvals will not be unreasonably withheld.

(d)           Survival of Obligations.  The Issuer’s obligations to the Indenture Trustee under this Section 6.7 will survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture.  Expenses incurred by the Indenture Trustee after the occurrence of a Default stated in Section 5.1(a)(iv) are intended to be expenses of administration under the Bankruptcy Code or another applicable federal or State bankruptcy, insolvency or similar law.

(e)           Repayment.  If the Issuer makes a payment to an Indemnified Person under Section 6.7(b) and the Indemnified Person later collects from others any amounts for which the payment was made, the Indemnified Person will promptly repay those amounts to the Issuer for distribution according to the priority of payments under Section 8.2 on the related Payment Date.

(f)            Funds for Payment.  Payments required to be made by the Issuer under this Section 6.7 will be made solely from funds used to make payments under this Indenture.

Section 6.8.           Resignation or Removal of Indenture Trustee.

(a)           Resignation.  The Indenture Trustee may resign by notifying the Issuer and the Administrator at least 30 days in advance.

(b)           Removal by Controlling Class.  The Noteholders of a majority of the Note Balance of the Controlling Class may, without cause, remove the Indenture Trustee and terminate its rights and obligations under this Indenture by notifying the Indenture Trustee and the Issuer at least 30 days in advance.

(c)           Removal by Issuer.  The Issuer must remove the Indenture Trustee and terminate its rights and obligations under this Indenture if:

(i)            the Indenture Trustee fails to comply with the eligibility requirements in Section 6.11(a);

(ii)           the Indenture Trustee becomes legally unable to act or incapable of acting as Indenture Trustee; or

(iii)          an Insolvency Event for the Indenture Trustee occurs.

(d)           Appointment of Successor.  If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee, the Issuer or the Noteholders of a majority of the Note Balance of the Controlling Class must appoint a successor Indenture Trustee promptly.  If a successor Indenture Trustee does not take office within 60 days after the Indenture Trustee resigns or is removed, the Indenture Trustee, the Issuer or the Noteholders of a majority of the Note Balance of the Controlling Class may petition a court of competent jurisdiction to appoint a successor Indenture Trustee.

(e)           Acceptance of Appointment.  No resignation or removal of the Indenture Trustee will become effective until the acceptance of appointment by the successor Indenture Trustee under this Section 6.8.  Any successor Indenture Trustee will deliver a written acceptance of its appointment to the Indenture Trustee, the Issuer and the Administrator.  The Issuer will continue to pay amounts owed to the predecessor Indenture Trustee for the period it was Indenture Trustee according to Sections 6.7 and 8.2.  The successor Indenture Trustee will notify the Secured Parties of its succession and the Issuer or Administrator will deliver a copy of the notice to the Rating Agencies.

(f)            Transition of Indenture Trustee Obligations.  On the resignation or removal of the Indenture Trustee becoming effective under Section 6.8(e), all rights, powers and obligations of the Indenture Trustee under this Indenture will become the rights, powers and obligations of the successor Indenture Trustee.  The predecessor Indenture Trustee will promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.  The Depositor will reimburse the Indenture Trustee and any successor Indenture Trustee for expenses related to the replacement of the Indenture Trustee, if those amounts have not been paid under Section 8.2.

Section 6.9.           Merger or Consolidation; Transfer of Assets.

(a)           Merger or Consolidation.  If the Indenture Trustee merges or consolidates with, or transfers its corporate trust business or assets to, any Person, the resulting, surviving or transferee Person will be the successor Indenture Trustee so long as that Person is qualified and eligible under Section 6.11(a).  The Indenture Trustee will promptly notify the Servicer and the Issuer of the succession, and the Issuer will notify the Rating Agencies.

(b)           Authentication of Notes.  If, at the time the successor by merger or consolidation to the Indenture Trustee succeeds to the trusts created by this Indenture, Notes have been authenticated but not delivered, the successor Indenture Trustee may adopt the certificate of authentication of a predecessor Indenture Trustee and deliver the Notes so authenticated.  If at that time any Notes have not been authenticated, the successor Indenture Trustee may authenticate the Notes.  In each of those cases, the certificates will have the same force and effect provided in the Notes or in this Indenture as the certificate of the predecessor Indenture Trustee.

Section 6.10.         Appointment of Separate Trustee or Co-Trustee.

(a)           Appointment.  For the purpose of meeting the legal requirement of a jurisdiction in which part of the Collateral may be located, after notifying the Issuer and the Servicer, the Indenture Trustee may appoint one or more Persons to act as a separate trustee or separate trustees, or co-trustee or co-trustees, of all or part of the Collateral, and to vest in those Persons, in this capacity and for the benefit of the Secured Parties, title to all or part of the Collateral, and, subject to this Section 6.10, rights, powers and obligations the Indenture Trustee may consider necessary or desirable.  No separate trustee or co-trustee will be required to be eligible as a successor trustee under Section 6.11(a) and no notice to the Secured Parties of the appointment of a separate trustee or co-trustee will be required under Section 6.8.

(b)           Terms of Appointment.  Every separate trustee and co-trustee will be appointed and act subject to the following:

(i)            all rights, powers and obligations of the Indenture Trustee will apply to and will be exercised or performed by the Indenture Trustee, or the Indenture Trustee and the separate trustee or co-trustee jointly (it being understood that the separate trustee or co-trustee will not be authorized to act separately without the Indenture Trustee joining in the act), except if under the law of a jurisdiction in which a particular act or acts are to be performed the Indenture Trustee will be incompetent or unqualified to perform those act or acts, in which event those acts will be exercised and performed singly by the separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)           no trustee will be personally liable by reason of an act or omission of another trustee under this Indenture; and

(iii)          the Indenture Trustee may accept the resignation of or remove a separate trustee or co-trustee.

(c)           Notices.  Any notice, request or other writing given to the Indenture Trustee will be deemed to have been given to each appointed separate trustee and co-trustee, as effectively as if given to each of them.

(d)           Rights of Appointee.  Every document appointing a separate trustee or co-trustee will refer to this Indenture and the conditions of this Section 6.10.  Each separate trustee and co-trustee, on its acceptance of its appointment will have the rights, powers and obligations stated in its appointment, subject to this Indenture.  The document will be filed with the Indenture Trustee and the Indenture Trustee will give the Issuer a copy of each document.

(e)           Indenture Trustee as Agent.  A separate trustee or co-trustee may appoint the Indenture Trustee as its agent or attorney-in-fact with power and authority, if permitted by law, to do each lawful act under or for this Indenture on its behalf and in its name.  If a separate trustee or co-trustee becomes incapable of acting, resigns or is removed, all of its rights, powers and obligations will be exercised by the Indenture Trustee, if permitted by law, without the appointment of a new or successor trustee.

Section 6.11.         Eligibility; Disqualification.

(a)           Eligibility Requirements.  The Indenture Trustee must satisfy the requirements of Section 310(a) of the TIA and must comply with Section 310(b) of the TIA.  The Indenture Trustee or its parent must have a combined capital and surplus of at least $50,000,000 as stated in its most recent annual published report of condition and must have a long-term debt rating of investment grade by each of the Rating Agencies or must be acceptable to each of the Rating Agencies.  Promptly after the Indenture Trustee fails to satisfy the requirements in this Section 6.11(a) or ceases to be a Qualified Institution, the Indenture Trustee will notify the Issuer and the Servicer of the failure.

(b)           Resignation.  Within 90 days after the occurrence of an Event of Default that has not been corrected or waived, unless authorized by the Securities and Exchange Commission, the Indenture Trustee will resign for the Class A, Class B and/or Class C Notes according to Section 6.8, and the Issuer will appoint a successor Indenture Trustee for the Class A, Class B and/or Class C Notes, as applicable, so that there will be separate Indenture Trustees for the Class A, Class B and Class C Notes.  If the Indenture Trustee fails to comply with the prior sentence, the Indenture Trustee must comply with TIA Section 310(b)(ii) and (iii).

(c)           Successor.  If a successor Indenture Trustee is appointed for the Class A, Class B or Class C Notes under this Section 6.11, the Issuer, the predecessor Indenture Trustee and the successor Indenture Trustee will execute an indenture supplemental to this Indenture.  The supplemental indenture will contain:

(i)            the terms on which the successor Indenture Trustee accepts its appointment;

(ii)           the terms necessary or advisable to transfer and confirm to, the successor Indenture Trustee the rights, powers and obligations of the Indenture Trustee for the Notes for which the successor Indenture Trustee is appointed;

(iii)          if the predecessor Indenture Trustee is not being removed as Indenture Trustee for all of the Notes, the terms necessary or desirable to confirm that the rights, powers and obligations of the predecessor Indenture Trustee for the Notes for which the predecessor Indenture Trustee is not being removed continue to be vested in the Indenture Trustee for these Notes; and

(iv)          the terms necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one Indenture Trustee.

(d)           Timing.  Nothing in this Indenture or in the supplemental indenture will make the Indenture Trustees co-trustees of the same trust and the Indenture Trustee will be a trustee of a trust or trusts under this Indenture separate and apart from the trust or trusts under this Indenture administered by another Indenture Trustee.  The indenture supplement will become effective on the removal of the predecessor Indenture Trustee.

Section 6.12.         Preferential Collection of Claims Against Issuer.  The Indenture Trustee will comply with Section 311(a) of the TIA, excluding each creditor relationship listed in Section 311(b) of the TIA.  An Indenture Trustee who has resigned or been removed will be subject to Section 311(c) of the TIA.

Section 6.13.         Review of Indenture Trustee’s Records.  The Indenture Trustee agrees that, with reasonable prior notice, it will permit authorized representatives of the Issuer, the Servicer or the Administrator, during the Indenture Trustee’s normal business hours, to have access to and review the facilities, processes, books of account, records, reports and other documents and materials of the Indenture Trustee relating to (a) the performance of the Indenture Trustee’s obligations under this Indenture, (b) the payments of fees and expenses of the Indenture Trustee for its performance and (c) any claim made by the Indenture Trustee under this Indenture.  In addition, the Indenture Trustee will permit those representatives to make copies and extracts of the books and records and to discuss them with the Indenture Trustee’s officers and employees.  Any access and review will be subject to the Indenture Trustee’s confidentiality and privacy policies.  The Indenture Trustee will maintain all relevant books, records, reports and other documents and materials for a period of two years after the termination of its obligations under this Indenture.

Section 6.14.         Indenture Trustee’s Representations and Warranties.  The Indenture Trustee represents and warrants to the Issuer as of the Closing Date:

(a)           Organization and Qualification.  The Indenture Trustee is duly organized and, validly existing as a banking corporation in good standing under the laws of the State of New York.  The Indenture Trustee is qualified as a foreign banking corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under the Transaction Documents to which it is a party.

(b)           Power, Authority and Enforceability.  The Indenture Trustee has the power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.  The Indenture Trustee has authorized the execution, delivery and performance of the Transaction Documents to which it is a party.  Each of the Transaction Documents to which it is a party is the legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee, except as may be limited by insolvency, bankruptcy, reorganization or other similar laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)           No Conflicts and No Violation.  The completion of the transactions under the Transaction Documents to which it is a party, and the performance of its obligations under such documents, will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Indenture Trustee is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Indenture Trustee’s properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (iii) violate the Indenture Trustee’s organizational documents or by-laws or (iv) violate a law or, to the Indenture Trustee’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties that applies to the Indenture Trustee, which, in each case, would reasonably be expected to have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under the Transaction Documents to which it is a party.

(d)           No Proceedings.  To the Indenture Trustee’s knowledge, there are no proceedings or investigations pending or threatened in writing before any federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties (i) asserting the invalidity of the Transaction Documents to which it is a party, (ii) seeking to prevent the issuance of the Notes or the completion of the transactions contemplated by the Transaction Documents to which it is a party or (iii) seeking a determination or ruling that would reasonably be expected to have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under, or the validity or enforceability of, the Transaction Documents to which it is a party.

(e)           Eligibility.  The Indenture Trustee satisfies the requirements of Section 310(a) of the TIA and is a Qualified Institution.  The Indenture Trustee or its parent has a combined capital and surplus of at least $50,000,000 as stated in its most recent annual published report of condition.

(f)            Information Given by the Indenture Trustee.  The information given by the Indenture Trustee in any certificate delivered by a Responsible Person of the Indenture Trustee is true and correct in all material respects.

Section 6.15.         Obligation to Update Disclosure.  The Indenture Trustee will notify and provide information, and certify that information in an Officer’s Certificate, to the Depositor on the occurrence of any event or condition relating to the Indenture Trustee or actions taken by the Indenture Trustee that (a) may be required to be disclosed by the Depositor under Item 2 (the institution of, material developments in, or termination of legal proceedings against The Bank of New York Mellon that are material to the Noteholders) of Form 10-D under the Exchange Act within five days of a Responsible Person of the Indenture Trustee becoming aware of such proceeding, (b) the Depositor reasonably requests of the Indenture Trustee that the Depositor believes is necessary to comply with Regulation AB within five days of the request, (c) is required to be disclosed under Item 5 (submission of matters to a vote of the Noteholders) of Form 10-D under the Exchange Act within five days of a Responsible Person of the Indenture Trustee becoming aware of the submission, (d) is required to be disclosed under Item 6.02 (resignation, removal, replacement or substitution of The Bank of New York Mellon as Indenture Trustee) or Item 6.04 (failure to make a distribution when required) of Form 8-K under the Exchange Act within two days of a Responsible Person of the Indenture Trustee becoming aware of the occurrence or (e) causes the information given by the Indenture Trustee in any certificate delivered by a Responsible Person of the Indenture Trustee to be untrue or incorrect in any material respect or is necessary to make the statements given by the Indenture Trustee in light of the circumstances in which they were made not misleading within five days of a Responsible Person of the Indenture Trustee becoming aware of the event or condition.

Section 6.16.         Reporting of Receivables Repurchase Demands.  The Indenture Trustee will (a) notify the Sponsor, the Depositor and the Servicer, as soon as practicable and within five Business Days, of demands or requests received by a Responsible Person of the Indenture Trustee for the repurchase of any Receivable under Section 3.4 of the Receivables Purchase Agreement or Section 2.5 of the Sale and Servicing Agreement, (b) promptly on request by the Sponsor, the Depositor or the Servicer, provide to them other information reasonably requested to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB and (c) if requested by the Sponsor, the Depositor or the Servicer, provide a written certification no later than 15 days following the end of any quarter or year that the Indenture Trustee has not received any repurchase demands or requests for that period, or if repurchase demands or requests have been received during that period, that the Indenture Trustee has provided all the information reasonably requested under clause (b) above.  The Indenture Trustee and the Issuer will not have responsibility or liability for a filing required to be made by a securitizer under the Exchange Act or Regulation AB.

ARTICLE VII
NOTEHOLDER COMMUNICATIONS AND REPORTS

Section 7.1.           Noteholder Communications.

(a)           Noteholder List.  If the Indenture Trustee is not the Note Registrar, the Issuer will furnish a list of the names and addresses of the Noteholders of any Definitive Notes to the Indenture Trustee (a) not more than five days after each Record Date, as of that Record Date and (b) not more than 30 days after receipt by the Issuer of a request from the Indenture Trustee, as of a date not more than ten days before the time the list is furnished.  If the Indenture Trustee is the Note Registrar, the Indenture Trustee, on the request of the Owner Trustee, will furnish within ten days to the Owner Trustee a list of Noteholders of any Book-Entry Notes as of the date stated by the Owner Trustee.

(b)           Noteholder List Retention.  The Indenture Trustee will maintain a current list of the names and addresses of the Noteholders based on the most recent list furnished to the Indenture Trustee under Section 7.1(a) and the names and addresses of the Noteholders received by the Indenture Trustee in its capacity as Note Registrar.

(c)           TIA Communication.  A Noteholder may communicate under Section 312(b) of the TIA with other Noteholders about their rights under this Indenture or under the Notes.  The Issuer, the Indenture Trustee and the Note Registrar will have the protection of Section 312(c) of the TIA.

(d)           Noteholder Communications with Indenture Trustee.  A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may communicate with the Indenture Trustee and give notices and make requests and demands and give directions to the Indenture Trustee through the procedures of the Clearing Agency and by notifying the Indenture Trustee.  Any Note Owner must provide a written certification stating that the Note Owner is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.  The Indenture Trustee will not be required to take action in response to requests, demands or directions of a Noteholder or a Note Owner, other than requests, demands or directions relating to an asset representations review demand under Section 7.2, unless the Noteholder or Note Owner has offered reasonable security or indemnity reasonably satisfactory to the Indenture Trustee to protect it against the fees and expenses that it may incur in complying with the request, demand or direction.

(e)           Communications between Noteholders.  A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) that seeks to communicate with other Noteholders or Note Owners, as applicable, about a possible exercise of rights under this Indenture or the other Transaction Documents may send a request to the Issuer or the Servicer, on behalf of the Issuer, to include information regarding the communication in a Form 10-D to be filed by the Issuer with the Securities and Exchange Commission.  Each request must include (i) the name of the requesting Noteholder or Note Owner, (ii) the method by which other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner and (iii) in the case of a Note Owner, a certification from that Person that it is a Note Owner, together with at least one form of documentation evidencing its ownership of a Note, including a trade confirmation, account statement, letter from a broker or dealer or similar document.  A Noteholder or Note Owner, as applicable, that delivers a request under this Section 7.1(e) will be deemed to have certified to the Issuer and the Servicer that its request to communicate with other Noteholders or Note Owners, as applicable, relates solely to a possible exercise of rights under this Indenture or the other Transaction Documents, and will not be used for other purposes.  The Issuer will promptly deliver any request to the Servicer.  On receipt of a request, the Servicer will include in the Form 10-D filed by the Issuer with the Securities and Exchange Commission for the Collection Period in which the request was received (A) a statement that the Issuer has received a request from a Noteholder or Note Owner, as applicable, that is interested in communicating with other Noteholders or Note Owners, as applicable, about a possible exercise of rights under this Indenture or the other Transaction Documents, (B) the name of the requesting Noteholder or Note Owner, (C) the date the request was received and (D) a description of the method by which the other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner.

Section 7.2.           Noteholder Demand for Asset Representations Review.  If a Delinquency Trigger occurs, as reported on Form 10-D, a Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may make a demand on the Indenture Trustee to cause a vote of the Noteholders or Note Owners, as applicable, about whether to direct the Asset Representations Reviewer to conduct a Review of the Review Receivables under the Asset Representations Review Agreement.  In the case of a Note Owner, each demand must be accompanied by a certification from that Person that it is a

Note Owner, together with at least one form of documentation evidencing its ownership of a Note, including a trade confirmation, account statement, letter from a broker or dealer or similar document.  If the Noteholders or Note Owners of at least 5% of the aggregate Note Balance of the Notes demand a vote within 90 days of the filing of the Form 10-D reporting the occurrence of the Delinquency Trigger, the Indenture Trustee will promptly request a vote of the Noteholders or Note Owners of record as of the most recent Record Date and, in the case of Note Owners, through the Clearing Agency process.  The vote will remain open until the 150th day after the filing of the Form 10-D.  Assuming a voting quorum of the Noteholders or Note Owners holding at least 5% of the aggregate Note Balance of the Notes is reached, if the Noteholders or Note Owners of a majority of the Note Balance of Notes vote to direct a Review, the Indenture Trustee will promptly send a Review Notice to the Asset Representations Reviewer and the Servicer under the Asset Representations Review Agreement stating that the Noteholders or Note Owners have voted to direct the Asset Representations Reviewer to conduct the Review.

Section 7.3.           Reports by Issuer.

(a)           SEC Filings.  The Issuer will, or will cause the Administrator or the Servicer to:

(i)            prepare and file with the Securities and Exchange Commission (A) the annual reports and the information, documents and other reports (or copies or parts the Securities and Exchange Commission may prescribe) that the Issuer is required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Exchange Act, including annual reports on Form 10-K and monthly distribution reports on Form 10-D, and (B) additional information, documents and reports about compliance by the Issuer with this Indenture required by the Securities and Exchange Commission;

(ii)           deliver to the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Securities and Exchange Commission, copies of the annual reports and the information, documents or other reports filed with the Securities and Exchange Commission under Section 7.3(a)(i); and

(iii)          deliver to the Indenture Trustee the information, documents and reports (or summaries) required to be filed by the Issuer under Sections 7.3(a)(i) and (ii) as may be required by rules and regulations prescribed by the Securities and Exchange Commission.

(b)           Documents and Reports to Noteholders.  The Indenture Trustee will mail to all Noteholders, as described in Section 313(c) of the TIA, the information, documents and reports (or summaries of such items) supplied to the Indenture Trustee under Section 7.3(a).

(c)           Fiscal Year.  The fiscal year of the Issuer will be the calendar year.

Section 7.4.           Reports by Indenture Trustee.

(a)           Annual Report.  Within 90 days after each April 15, starting in the year after the Closing Date, the Indenture Trustee will prepare and mail to each Noteholder a report dated as of April 15 of the applicable year that complies with Section 313(a) of the TIA, if the report is required under Section 313(a) of the TIA.  The Indenture Trustee will also prepare and mail to the Noteholders any report required under Section 313(b) of the TIA.  A report mailed to the Noteholders under this Section 7.4(a) will be mailed according to Section 313(c) of the TIA.

(b)           Filing.  The Indenture Trustee will file with the Securities and Exchange Commission a copy of each report delivered under Section 7.4(a) at the time of its mailing to the Noteholders.

ARTICLE VIII
ACCOUNTS, DISTRIBUTIONS AND RELEASES

Section 8.1.           Collection of Funds.  Except as permitted under this Indenture, the Indenture Trustee may demand payment or delivery of, and will receive and collect, directly the funds and other property payable to or to be received by the Indenture Trustee under this Indenture and the Sale and Servicing Agreement.  The Indenture Trustee will apply the funds and other property received by it, and will make deposits to, and distributions from, the Bank Accounts, under this Indenture and the Sale and Servicing Agreement.

Section 8.2.           Bank Accounts; Distributions.

(a)           Establishment.  On and after the Closing Date, the Indenture Trustee will maintain the Bank Accounts established by the Servicer under Section 4.1 of the Sale and Servicing Agreement.

(b)           Reserve Account Draw Amount.  On or before each Payment Date, the Indenture Trustee will withdraw the amounts required to be withdrawn from the Reserve Account and deposit them into the Collection Account under Section 4.4 of the Sale and Servicing Agreement.

(c)           Distributions from Collection Account.  Subject to Section 8.2(e), on each Payment Date the Indenture Trustee will (based on the information in the most recent Monthly Investor Report) withdraw from the Collection Account and make deposits and payments, to the extent of Available Funds in the Collection Account for that Payment Date, in the following order of priority (pro rata within each priority level based on the amounts due except as otherwise stated):

(i)            first, to the payment of amounts, including indemnities, then due to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer and, to or at the direction of the Issuer, any expenses of the Issuer incurred under the Transaction Documents, in each case, if not paid by the Depositor or the Administrator, up to a maximum of $375,000 per year;

(ii)           second, to the Servicer, all unpaid Servicing Fees;

(iii)          third, to the Noteholders of Class A Notes, the aggregate Accrued Note Interest for the Class A Notes, pro rata based on the Note Balances of the Class A Notes on the prior Payment Date (after giving effect to payments on that date);

(iv)          fourth, for allocation as principal under Section 8.2(d), the First Priority Principal Payment;

(v)           fifth, to the Noteholders of Class B Notes, the Accrued Note Interest for the Class B Notes;

(vi)          sixth, for allocation as principal under Section 8.2(d), the Second Priority Principal Payment;

(vii)         seventh, to the Noteholders of Class C Notes, the Accrued Note Interest for the Class C Notes;

(viii)        eighth, to the Reserve Account, the amount required to bring the amount in the Reserve Account up to the Specified Reserve Balance, unless the Payment Date is on or after the Final Scheduled Payment Date for the Class C Notes;

(ix)          ninth, for allocation as principal under Section 8.2(d), the Regular Principal Payment;

(x)           tenth, to the payment of all amounts due to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer and, to or at the direction of the Issuer, any expenses of the Issuer, in each case, if not paid by the Depositor or Administrator or under Section 8.2(c)(i) on that Payment Date; and

(xi)          eleventh, to the holder of the Residual Interest, any remaining amounts.

(d)           Distributions of Principal.  On each Payment Date, the Indenture Trustee will (based on the information in the most recent Monthly Investor Report) pay any amounts allocated to principal under Section 8.2(c) in the following order of priority, in each case, applied pro rata according to the Note Balance of the Notes of that Class:

(i)            first, to the Noteholders of Class A-1 Notes, in payment of principal until the Note Balance of the Class A-1 Notes has been reduced to zero;

(ii)           second, to the Noteholders of Class A-2 Notes, in payment of principal until the Note Balance of the Class A-2 Notes has been reduced to zero;

(iii)          third, to the Noteholders of Class A-3 Notes, in payment of principal until the Note Balance of the Class A-3 Notes has been reduced to zero;

(iv)          fourth, to the Noteholders of Class A-4 Notes, in payment of principal until the Note Balance of the Class A-4 Notes has been reduced to zero;

(v)           fifth, to the Noteholders of Class B Notes, in payment of principal until the Note Balance of the Class B Notes has been reduced to zero;

(vi)          sixth, to the Noteholders of Class C Notes, in payment of principal until the Note Balance of the Class C Notes has been reduced to zero; and

(vii)         seventh, to the holder of the Residual Interest), any remaining amounts.

(e)           Distributions Following Acceleration.  If the Notes are accelerated after an Event of Default, on each Payment Date starting with the Payment Date relating to the Collection Period in which the Notes are accelerated, the Indenture Trustee will (based on the information in the most recent Monthly Investor Report) withdraw from the Bank Accounts and make deposits and payments, to the extent of funds in the Bank Accounts for the related Collection Period, in the following order of priority (pro rata to the Persons within each priority level based on the amounts due except as stated):

(i)            first, to the payment of amounts, including indemnities, due to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer and, to or at the direction of the Issuer, any expenses of the Issuer incurred under the Transaction Documents;

(ii)           second, to the Servicer, all unpaid Servicing Fees;

(iii)          third, to the Noteholders of Class A Notes, the aggregate Accrued Note Interest for the Class A Notes, pro rata based on the Note Balances of the Class A Notes on the prior Payment Date (after giving effect to payments on that date);

(iv)          fourth, to the Noteholders of Class A-1 Notes, in payment of principal until the Note Balance of the Class A-1 Notes is reduced to zero;

(v)           fifth, to the Noteholders of Class A-2 Notes, in payment of principal until the Note Balance of the Class A-2 Notes is reduced to zero;

(vi)          sixth, to the Noteholders of Class A-3 Notes, in payment of principal until the Note Balance of the Class A-3 Notes is reduced to zero;

(vii)         seventh, to the Noteholders of Class A-4 Notes, in payment of principal until the Note Balance of the Class A-4 Notes is reduced to zero;

(viii)        eighth, to the Noteholders of Class B Notes, the Accrued Note Interest for the Class B Notes;

(ix)          ninth, to the Noteholders of Class B Notes, in payment of principal until the Note Balance of the Class B Notes is reduced to zero;

(x)           tenth, to the Noteholders of Class C Notes, the Accrued Note Interest for the Class C Notes;

(xi)          eleventh, to the Noteholders of Class C Notes, in payment of principal until the Note Balance of the Class C Notes is reduced to zero; and

(xii)         twelfth, to the holder of the Residual Interest, any remaining amounts.

(f)            Subordination Agreement.  Each of (i) the subordination of interest payments to the Noteholders of the Class B Notes to the payment of any First Priority Principal Payment to the Noteholders of the Class A Notes and (ii) the subordination of interest payments to the

Noteholders of the Class C Notes to the payment of any Second Priority Principal Payment to the Noteholders of the Class A Notes and the Class B Notes under Section 8.2(c) is a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.

Section 8.3.                                 Bank Accounts.

(a)                                 Limited Liability for Permitted Investments.  Subject to Section 6.1(c), the Indenture Trustee will not be liable for any insufficiency in Bank Accounts resulting from a loss on a Permitted Investment, except for losses attributable to the Indenture Trustee’s failure to make payments on the Permitted Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee.  The Indenture Trustee is not obligated to monitor the activities of any Qualified Institution (unless the Qualified Institution is also the Indenture Trustee) and will not be liable for the actions or inactions of any Qualified Institution (unless the Qualified Institution is also the Indenture Trustee).

(b)                                 Notice to Qualified Institution.  A Responsible Person of the Indenture Trustee will notify the Qualified Institution maintaining the Bank Accounts (if not the Indenture Trustee) if an Event of Default has occurred and is continuing.

Section 8.4.                                 Release of Collateral.

(a)                                 Release of Property.  The Indenture Trustee may, and when required by this Indenture will, release Collateral from the Lien of this Indenture, in each case, according to this Indenture.  Except under Sections 8.4(b), 8.4(c) and 10.1(c), the Indenture Trustee will release Collateral from the Lien of this Indenture only on receipt of an Issuer Request and an Officer’s Certificate and an Opinion of Counsel and (if required by the TIA) Independent Certificates according to Sections 314(c) and 314(d)(1) of the TIA meeting the requirements of Section 11.3.

(b)                                 Deemed Release.  The Indenture Trustee will be deemed to release, and does release, and each Noteholder or Note Owner, by its acceptance of a Note or an interest or participation in a Note, acknowledges that the Indenture Trustee will release Liens and other rights and interests it possesses, without further action of the parties, in, to and under:

(i)                                     each Receivable and all proceeds of the Receivable sold by the Issuer under Section 3.4(c) of the Receivables Purchase Agreement or Section 2.5(c) or 3.3(f) of the Sale and Servicing Agreement, effective when the Receivable is deemed sold and assigned by the Issuer under the applicable Section;

(ii)                                  each Receivable (but not in the proceeds of the sale or disposition of the Receivable or the related Financed Vehicle) sold by the Issuer under Section 3.4 of the Sale and Servicing Agreement, effective when the Receivable is deemed sold and assigned by the Issuer under the applicable Section; and

(iii)                               each Financed Vehicle relating to a Liquidated Receivable (but not in the proceeds of the sale or disposition of the Financed Vehicle), effective immediately before the sale or disposition of the Financed Vehicle.

(c)                                  Release of Funds.  When there are no Notes Outstanding and all amounts due from the Issuer to the Indenture Trustee have been paid in full under Section 6.7 or 10.1, the Indenture Trustee will release the Collateral from the Lien of this Indenture and release to the Issuer or any other Person entitled to those funds under this Indenture or the other Transaction Documents, the funds then in the Bank Accounts under this Indenture.  The Indenture Trustee will release Collateral from the Lien of this Indenture under this Section 8.4(c) only on receipt of an Issuer Request and an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Section 11.3

(d)                                 Termination Statements.  On receipt of an Issuer Request accompanied by an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Section 11.3, the Indenture Trustee will execute termination statements and other documents to release Collateral as permitted by this Section 8.4 and Section 10.1.  No party relying on a document or authorization executed by the Indenture Trustee under this Article VIII is required to determine the Indenture Trustee’s authority, inquire into the satisfaction of conditions precedent or require evidence of the application of funds.

ARTICLE IX
AMENDMENTS

Section 9.1.                                 Amendments Without Consent of Noteholders.

(a)                                 General Amendments.  Without the consent of the Noteholders but after notifying the Rating Agencies, the Issuer and the Indenture Trustee may, and when directed by Issuer Order will, amend this Indenture:

(i)                                     to correct or expand the description of property subject to the Lien of this Indenture, or better to assure, convey and confirm to the Indenture Trustee property subject or required to be subjected to the Lien of this Indenture, or to subject additional property to the Lien of this Indenture;

(ii)                                  to evidence the succession of any other Person to the Issuer, and the assumption by the successor of the obligations of the Issuer in this Indenture and in the Notes;

(iii)                               to add to the obligations of the Issuer, for the benefit of the Noteholders, or to surrender a right or power given to the Issuer in this Indenture;

(iv)                              to transfer, assign, mortgage or pledge property to or with the Indenture Trustee;

(v)                                 to clarify an ambiguity, correct an error or correct or supplement a term in this Indenture inconsistent with another term in this Indenture or to add terms which are not inconsistent with the other terms of this Indenture if the action does not have a material adverse effect on the interests of the Noteholders;

(vi)                              to evidence the acceptance of the appointment under this Indenture of a successor trustee and to add to or change this Indenture necessary for the administration of the trusts under this Indenture by more than one trustee; or

(vii)                           to modify, eliminate or add to the terms of this Indenture to effect the qualification of this Indenture under the TIA and to add to this Indenture other terms required by the TIA.

(b)                                 Amendments without Material Adverse Effect.  Without the consent of the Noteholders, the Issuer and the Indenture Trustee may, and when directed by Issuer Order will, amend this Indenture to add terms to, to change or eliminate the terms of, or to amend (other than the amendments in Section 9.2) the rights of the Noteholders under, this Indenture, if:

(i)                                     the Issuer or the Administrator delivers, to the Indenture Trustee an Officer’s Certificate stating that the amendment will not have a material adverse effect on the Notes;

(ii)                                  the Issuer delivers an Opinion of Counsel to the Indenture Trustee stating that the amendment will not (A) cause a Note to be considered sold or exchanged for purposes of Section 1001 of the Code, (B) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (C) adversely affect the treatment of the Notes as debt for U.S. federal income tax purposes; and

(iii)                               the Rating Agency Condition has been satisfied.

Section 9.2.                                 Amendments with Consent of Controlling Class.

(a)                                 Amendments.  With the consent of the Noteholders of a majority of the Note Balance of the Controlling Class and after notifying the Rating Agencies, the Issuer and the Indenture Trustee may, and when directed by Issuer Order will, amend this Indenture to add terms to, to change or eliminate the terms of, or to modify the rights of the Noteholders under, this Indenture if the Issuer delivers an Opinion of Counsel to the Indenture Trustee stating that the amendment will not (i) cause any Note to be considered sold or exchanged for purposes of Section 1001 of the Code, (ii) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (iii) adversely affect the treatment of the Notes as debt for U.S. federal income tax purposes.  However, no amendment, without the consent of each Noteholder of each Outstanding Note adversely affected by the amendment, will:

(A)                               change Section 9.1 or this Section 9.2;

(B)                               change (1) the Final Scheduled Payment Date or the date of payment of any installment of principal of or interest on a Note, (2) the principal amount of or interest rate on a Note, (3) the price at which the Notes may be redeemed, (4) the priority of payments on the Notes or relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change the place of payment where, or the currency in which, a Note or the interest on a Note is payable or (5) the right of the Noteholders to start proceedings to enforce this Indenture;

(C)                               change the percentage of the Note Balance of the Notes or the Controlling Class required for any action;

(D)                               change the definition of “Outstanding” or “Controlling Class”;

(E)                                change the calculation of the amount of a payment of principal or interest on a Note on a Payment Date; or

(F)                                 permit the creation of any Lien ranking prior or equal to the Lien of this Indenture on the Collateral, other than Permitted Liens, or, except as permitted by this Indenture or the other Transaction Documents, release the Lien of this Indenture on the Collateral.

(b)                                 Noteholder Consent.  For any amendment to this Indenture or any other Transaction Document requiring the consent of the Noteholders, the Indenture Trustee will, when directed by Issuer Order, notify the Noteholders to request consent and follow its reasonable procedures to obtain consent.

Section 9.3.                                 Execution of Amendments.

(a)                                 Form; Authorization; Reliance.  Each amendment will be in form reasonably satisfactory to the Indenture Trustee.  The Indenture Trustee is authorized to execute the amendment and any other agreements required by the amendment.  For any amendment, the Issuer will deliver to the Indenture Trustee and the Owner Trustee an Opinion of Counsel stating that the amendment is permitted by this Indenture and that all conditions to the amendment have been satisfied.

(b)                                 Indenture Trustee Not Obligated.  The Indenture Trustee is not obligated to enter into an amendment that adversely affects the Indenture Trustee’s rights, powers, obligations, or liabilities under this Indenture.

(c)                                  Indenture Supplement not an Amendment.  An indenture supplement entered into under Section 6.11(c) will not be considered an amendment to this Indenture for purposes of this Article IX.

Section 9.4.                                 Effect of Amendment.  On the execution of an amendment under this Article IX, this Indenture will be amended by the amendment, and the amendment will be part of this Indenture for all purposes.  Every Noteholder of Notes authenticated and delivered before or after the amendment will be bound by the amendment.

Section 9.5.                                 Conformity with TIA.  Each amendment of this Indenture executed under this Article IX will conform to the requirements of the TIA as then in effect so long as this Indenture is qualified under the TIA.

Section 9.6.                                 Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of an amendment under this Article IX may, and if required by the Indenture Trustee will, bear a notation about the amendment.  New Notes modified to conform to an amendment may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for the Outstanding Notes.

ARTICLE X
REDEMPTION OF NOTES

Section 10.1.                          Redemption.

(a)                                 Optional Redemption.  The Notes may be redeemed in whole, but not in part, at the direction of the Servicer on any Payment Date on which the Servicer exercises its option to purchase the Trust Property under Section 8.1 of the Sale and Servicing Agreement.  If the Notes are to be redeemed under this Section 10.1, the Servicer or the Issuer will notify the Indenture Trustee and the Rating Agencies at least ten days before the Redemption Date.  After the Servicer or the Issuer notifies the Indenture Trustee, the Indenture Trustee will promptly notify the Noteholders:

(i)                                     of the Redemption Date;

(ii)                                  of the Note Redemption Price;

(iii)                               of the outstanding Note Balance of each Class of the Notes to be redeemed and that the Notes plus accrued and unpaid interest on the Notes to the Redemption Date will be paid in full;

(iv)                              of the place to surrender the Notes for final payment (which will be the office or agency of the Issuer maintained under Section 3.2); and

(v)                                 that on the Redemption Date, the outstanding Note Balance of the Notes plus accrued and unpaid interest on the Notes will become due and payable and that interest on the Notes will cease to accrue from and after the Redemption Date, unless the Issuer fails to pay the Notes on the Redemption Date.

(b)                                 Deposit of Note Redemption Price.  The Issuer will cause the Servicer to deposit on the Business Day before the Redemption Date (or, with satisfaction of the Rating Agency Condition, on the Redemption Date) in the Collection Account the amount required under Section 8.1 of the Sale and Servicing Agreement, and the Notes will be paid in full on the Redemption Date.

(c)                                  Release of Funds.  On the Redemption Date, the outstanding Note Balance of the Notes plus accrued and unpaid interest on the Notes will become due and payable and that interest on the Notes will cease to accrue from and after the Redemption Date, unless the Issuer fails to pay the Notes on the Redemption Date.  On redemption, the Indenture Trustee will release the Collateral from the Lien of this Indenture and release to the Issuer or any other Person entitled to funds then in the Bank Accounts under this Indenture according to Section 8.4(c).

ARTICLE XI
OTHER AGREEMENTS

Section 11.1.                          No Petition.  The Indenture Trustee and each Noteholder or Note Owner, by accepting a Note or an interest or participation in a Note, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor and (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) the Depositor or (ii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law.  This Section 11.1 will survive the resignation or removal of the Indenture Trustee under this Indenture and the termination of this Indenture.

Section 11.2.                          Subordination of Claims Against Depositor.  The Issuer’s obligations under this Indenture are solely the Issuer’s obligations and do not represent an obligation or interest in the assets of the Depositor other than the Sold Property conveyed to the Issuer under the Sale and Servicing Agreement.  The Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note or an interest or participation in a Note, acknowledge and agree that they have no right, title or interest in or to Other Assets of the Depositor.  If the Indenture Trustee, Noteholder or Note Owner either (i) asserts an interest or claim to, or benefit from, the Other Assets or (ii) is deemed to have an interest in, claim to or benefit in or from the Other Assets, whether by operation of law, legal process, under insolvency laws or otherwise (including under Section 1111(b) of the Bankruptcy Code), then the Indenture Trustee, Noteholder or Note Owner further acknowledges and agrees that the interest, claim or benefit in, to or from the Other Assets is expressly subordinated to the indefeasible payment in full of the other obligations and liabilities, which, under the relevant documents relating to the securitization or conveyance of those Other Assets, are entitled to be paid from, entitled to the benefits of, or secured by, those Other Assets (whether or not the entitlement or security interest is legally perfected or entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on those other obligations and liabilities.  This Section 11.2 is a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.  The Indenture Trustee, each Noteholder and each Note Owner further acknowledge and agree that no adequate remedy at law exists for a breach of this Section 11.2 and it may be enforced by an action for specific performance.  This Section 11.2 is for the third-party benefit of the Depositor and any Person with an interest in the Other Assets and will survive the termination of this Indenture.

Section 11.3.                          Issuer Orders; Certificates and Opinions.

(a)                                 Issuer Order or Issuer Request.  For an order or request by the Issuer to the Indenture Trustee to take an action under this Indenture or any other Transaction Document, the Issuer will deliver the following documents to the Indenture Trustee: (i) a written order (an “Issuer Order”) or a written request (an “Issuer Request”), signed in the name of the Issuer by a Responsible Person and delivered to the Indenture Trustee, (ii) an Officer’s Certificate stating that all conditions in this Indenture or other Transaction Document for the proposed action have been satisfied, (iii) if required by the TIA or on the request of the Indenture Trustee, an Opinion of Counsel stating that the conditions have been satisfied and (iv) if required by the TIA, an Independent Certificate from a firm of certified public accountants of national reputation selected by the Issuer.  However, no certificates or opinions are required to be delivered if this Indenture requires the furnishing of specific documents for the action to be taken.

(b)                                 Form of Certificates and Opinions.

(i)                                     Each certificate or opinion on compliance with a condition or covenant in this Indenture will include:

(A)                               a statement that each signatory of the certificate or opinion has read the covenant or condition and the definitions in this Indenture relating to the covenant or condition;

(B)                               a brief statement about the nature and scope of the examination or investigation on which the statements or opinions in the certificate or opinion are based;

(C)                               a statement that, in the opinion of the signatory, the signatory has made an examination or investigation if necessary to enable the signatory to express an informed opinion on whether or not the covenant or condition has been complied with; and

(D)                               a statement about whether, in the opinion of the signatory, the condition or covenant has been complied with.

(ii)                                  Any Officer’s Certificate of a Responsible Person of the Issuer may be based, for legal matters, on an opinion of counsel, unless that Responsible Person knows, or in the exercise of reasonable care should know, that the opinion is erroneous.  Any Officer’s Certificate of a Responsible Person of the Issuer or opinion of counsel may be based, for factual matters, on an Officer’s Certificate of a Responsible Person of the Servicer, the Depositor or the Issuer (including by the Administrator on behalf of the Issuer), stating that the information about those factual matters is in the possession of the Servicer, the Depositor, the Issuer or the Administrator, unless the Responsible Person of the Issuer or counsel knows, or in the exercise of reasonable care should know, that the Officer’s Certificate is erroneous.

(c)                                  Conditions for Release.

(i)                                     Before depositing property or securities with the Indenture Trustee that is to be made the basis for the release of any Collateral subject to the Lien of this Indenture, the Issuer will furnish to the Indenture Trustee (A) an Officer’s Certificate stating the opinion of each Responsible Person signing the certificate about the fair value (within 90 days before the deposit) to the Issuer of the property or securities to be so deposited and (B) an Independent Certificate about the same matters, if the fair value to the Issuer of the securities to be so deposited and of other securities withdrawn or released since the start of the then-current year, as stated in the certificates required by clause (A) and this clause (B), is 10% or more of the Note Balance of the Notes Outstanding, except that an Independent Certificate need not be furnished for property or securities so deposited if the fair value of the property or securities to the Issuer as stated in the related Officer’s Certificate is less than $25,000 or less than 1% of the Note Balance of the Notes.

(ii)                                  Whenever property or securities are to be released from the Lien of this Indenture, the Issuer will furnish to the Indenture Trustee (A) an Officer’s Certificate stating the opinion of each Responsible Person signing the certificate about the fair value (within 90 days before the release) of the property or securities to be released and stating that in the opinion of that Responsible Person the proposed release will not impair the security under this Indenture and (B) an Independent Certificate about the same matters, if the fair value of the property or securities to be released and of other property, other than property as contemplated by Section 11.3(d), or securities released from the Lien of this Indenture since the start of the then-current year, as stated in the certificates required by clause (A) and this clause (B), is 10% or more of the Note Balance of the Notes Outstanding, except that an Independent Certificate need not be furnished for the release of property or securities if the fair value of the property or securities as stated in the related Officer’s Certificate is less than $25,000 or less than 1% of the Note Balance of the Notes.

(d)                                 Ordinary Course of Business.  The Issuer may, without furnishing any Officer’s Certificates or Independent Certificates under Section 11.3(c), (i) collect, liquidate, sell or dispose of Receivables and Financed Vehicles in the ordinary course of its business, so long as Collections, Liquidation Proceeds, Recoveries and other proceeds of the dispositions are applied according to this Indenture and (ii) make cash payments out of the Bank Accounts, in each case, as and if permitted or required by the Transaction Documents.

(e)                                  Exemptive Orders.  If the Securities and Exchange Commission issues an exemptive order under Section 304(d) of the TIA modifying the Indenture Trustee’s obligations under Sections 314(c) and 314(d)(1) of the TIA, the Indenture Trustee will release property from the Lien of this Indenture only according to the Transaction Documents and the conditions and procedures stated in the exemptive order.

Section 11.4.                          Acts of Noteholders.  Any request, demand, authorization, direction, notice, consent, waiver or other action permitted by a Transaction Document to be given or taken by the Noteholders or a stated percentage of the Noteholders may be included in and evidenced by one or more documents signed by the Noteholders.  Except as otherwise stated in a Transaction Document, the action will become effective when the documents are delivered to the Indenture Trustee and, if required, to the Issuer.  Any such acts will bind the Noteholder of every Note issued on the registration of the Note or in exchange for the Note or in place of the Note, for all purposes whether or not notation of the action is made on the Note.

Section 11.5.                          Conflict with Trust Indenture Act.  If any part of this Indenture limits, qualifies or conflicts with any other part of this Indenture that is required or deemed to be included in this Indenture by the TIA, the required or deemed part will control.  Sections 310 through 317 of the TIA that impose obligations on a Person (including those automatically deemed included in this Indenture unless expressly excluded by this Indenture) are a part of and govern this Indenture.

Section 11.6.                          Issuer Obligation.  No recourse may be taken, directly or indirectly, for the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or a certificate or other writing delivered under this Indenture or the Notes, against (a) the Indenture Trustee or the Owner Trustee each in its individual capacity, (b) each holder of a beneficial interest in the Issuer, (c) each partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee, each in its individual capacity or (d) each holder of a beneficial interest in the Owner Trustee or the Indenture Trustee, each in its individual capacity.  The Indenture Trustee and the Owner Trustee have none of these obligations in their individual capacities.  For all purposes of this Indenture, the Owner Trustee will be subject to, and have the benefits of, Articles V, VI and VII of the Trust Agreement.

ARTICLE XII
MISCELLANEOUS

Section 12.1.                          Benefits of Indenture; Third-Party Beneficiaries.  This Indenture and the Notes are for the benefit of and will be binding on the parties and their permitted successors and assigns.  The Secured Parties, each Person with rights to payments or distributions under this Indenture and the holder of the Residual Interest will be third-party beneficiaries of this Indenture and may enforce this Indenture according to its terms.  No other Person will have any right or obligation under this Indenture or the Notes.

Section 12.2.                          Notices.

(a)                                 Notices to Parties.  Notices, requests, directions, consents, waivers or other communications to or from the parties to this Indenture must be in writing and will be considered received by the recipient:

(i)                                     for overnight mail, on delivery or, for registered first class mail, postage prepaid, three days after deposit in the mail properly addressed to the recipient;

(ii)                                  for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)                               for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)                              for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.

(b)                                 Notice Addresses.  A notice, request, direction, consent, waiver or other communication will be addressed to the recipient stated on Schedule B to the Sale and Servicing Agreement, which address the party may change by notifying the other party.

(c)                                  Notice to Noteholders.  Notices to a Noteholder will be considered received by the Noteholder:

(i)                                     for Definitive Notes, for overnight mail, on delivery or, for registered first class mail, postage prepaid, three days after deposit in the mail properly addressed to the Noteholder at its address in the Note Register; or

(ii)                                  for Book-Entry Notes, when delivered under the procedures of the Clearing Agency, whether or not the Noteholder actually receives the notice.

(d)                                 Notices to Rating Agencies.  Where this Indenture requires notice to the Rating Agencies, failure to give the notice will not affect other rights or obligations under this Indenture, and will not be a Default or Event of Default.

Section 12.3.                          GOVERNING LAW.  THIS INDENTURE WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

Section 12.4.                          Submission to Jurisdiction.  Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Indenture.  Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.

Section 12.5.                          WAIVER OF JURY TRIAL.  EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDINGS RELATING TO THIS INDENTURE.

Section 12.6.                          No Waiver; Remedies.  No party’s failure or delay in exercising a power, right or remedy under this Indenture will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Indenture are in addition to any powers, rights and remedies under law.

Section 12.7.                          Severability.  If a part of this Indenture is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Indenture and will not affect the validity, legality or enforceability of the remaining Indenture.

Section 12.8.                          Headings.  The headings in this Indenture are included for convenience and will not affect the meaning or interpretation of this Indenture.

Section 12.9.                          Counterparts.  This Indenture may be executed in multiple counterparts.  Each counterpart will be an original and all counterparts will together be one document.

[Remainder of Page Left Blank]

EXECUTED BY:

FORD CREDIT AUTO OWNER TRUST 2020-A,
as Issuer

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee of Ford Credit Auto Owner Trust 2020-A

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

[Signature Page to Indenture]

Exhibit A

Form of Notes

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN ANOTHER NAME REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND PAYMENT IS MADE TO CEDE & CO. OR TO ANOTHER ENTITY REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER OF THIS NOTE, CEDE & CO., HAS AN INTEREST IN THIS NOTE.

[Rule 144A Notes Only: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER OF THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE), BY PURCHASING THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE), AGREES FOR THE BENEFIT OF THE TRUST AND THE DEPOSITOR THAT THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) MAY BE SOLD, TRANSFERRED, ASSIGNED, PARTICIPATED, PLEDGED OR DISPOSED OF ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (I) UNDER RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE UNDER RULE 144A, OR (II) TO THE DEPOSITOR OR ITS AFFILIATES, IN EACH CASE, ACCORDING TO ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.]

EACH HOLDER OF THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) THAT IS SUBJECT TO (A) TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (C) ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF PART 4 OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “SIMILAR LAW”), BY ACCEPTING THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE), IS DEEMED TO REPRESENT THAT ITS PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) IS NOT AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE DUE TO THE APPLICABILITY OF A STATUTORY OR ADMINISTRATIVE EXEMPTION FROM THE PROHIBITED TRANSACTION RULES (OR,

IF THE HOLDER IS SUBJECT TO ANY SIMILAR LAW, THE PURCHASE, HOLDING OR DISPOSITION IS NOT AND WILL NOT RESULT IN A NON-EXEMPT VIOLATION OF THE SIMILAR LAW).

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS STATED IN THIS NOTE.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE OF THIS NOTE.

REGISTERED         $[           ]

No. R-1	CUSIP NO. [ ]

FORD CREDIT AUTO OWNER TRUST 2020-A

CLASS [A- ][B][C] [   %]ASSET BACKED NOTES

Ford Credit Auto Owner Trust 2020-A, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of [                ] DOLLARS payable on the fifteenth day of each month, or, if that day is not a Business Day, the next succeeding Business Day, starting in [          ] (each, a “Payment Date”) in an amount equal to the aggregate amount payable to the Noteholders of Class [A-   ][B][C] Notes on that Payment Date from the amounts payable as principal on the Class [A-   ][B][C] Notes under Section 3.1 of the Indenture, dated as of [          ] (the “Indenture”), between the Issuer and The Bank of New York Mellon, as Indenture Trustee (the “Indenture Trustee”).  However, the entire unpaid principal amount of this Note will be due and payable on the earlier of (a) the [          ] Payment Date (the “Class [A-   ][B][C] Final Scheduled Payment Date”), or (b) the Redemption Date under Section 10.1 of the Indenture.  The entire unpaid principal amount of the Notes will be due and payable on the date on which the Notes are declared to be, or have automatically become, immediately due and payable under Section 5.2(a) of the Indenture.  Principal payments on the Class [A-   ][B][C] Notes will be made pro rata to the Noteholders entitled to those principal payments.  Capitalized terms used but not defined in this Note are defined in Article I of the Indenture, which also contains usage rules that apply to this Note.

The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the prior Payment Date (in each case, after giving effect to payments of principal made on the prior Payment Date), subject to limitations in Section 3.1 of the Indenture.  Interest on this Note will accrue for each Payment Date from and including the [15th day of the month before each Payment Date][previous Payment Date on which interest has been paid] (or, for the initial Payment Date, from and including the Closing Date) to but excluding [the 15th day of the month in which that Payment Date occurs][that Payment Date].  Interest will be computed on the basis of [actual days elapsed and] a 360-day year [of twelve 30 day months].

The principal of and interest on this Note are payable in the coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments made by the Issuer on this Note will be applied first to interest due and payable on this Note as stated above and then to the unpaid principal of this Note.

This Note is one of a duly authorized issue of Class [A-   ][B][C] [   %] Asset Backed Notes (the “Class [A-   ][B][C] Notes”) of the Issuer.  Also authorized under the Indenture are the Class [A-   ][B][C] Notes.  The Indenture and indentures supplemental to the Indenture state the respective rights and obligations of the Issuer, the Indenture Trustee and the Noteholders.  The Notes are subject to the Indenture.

The Class [A-   ][B][C] Notes are and will be equally and ratably secured by the collateral pledged as security therefor under the Indenture.  Interest on and principal of the Notes will be payable according to the priority of payments stated in Section 8.2 of the Indenture.  [Class B only:][The Class B Notes are subordinated in right of payment to the Class A Notes.]  [Class C only:][The Class C Notes are subordinated in right of payment to the Class A and Class B Notes.]

Payments of interest on this Note on each Payment Date, together with each installment of principal if not in full payment of this Note, will be made to the Registered Noteholder of this Note either by wire transfer, to the account of the Noteholder at a bank or other entity having proper facilities for the wire transfer, if the Noteholder has given to the Note Registrar proper written instructions at least five Business Days before that Payment Date and the Noteholder’s Notes in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed first class mail, postage prepaid, to the Registered Noteholder’s address as it appears on the Note Register on each Record Date.  However, unless Definitive Notes have been issued to Note Owners, payment will be made by wire transfer to the account designated by Cede & Co., as nominee of the Clearing Agency or a successor nominee.  The payments will be made without requiring that this Note be submitted for notation of payment.  Any reduction in the principal amount of this Note effected by payments made on a Payment Date will bind future Noteholders of this Note and of a Note issued on the registration of transfer of this Note or in exchange of this Note or in place of this Note, whether or not noted on this Note.  If money is expected to be available for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Registered Noteholder of this Note as of the prior Record Date by notice mailed or transmitted by fax before that Payment Date, and the amount then due and payable will be payable only on presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for those purposes located in The City of New York.

The Issuer will pay interest on overdue installments of interest at the Class [A-   ][B][C] Note Interest Rate if lawful.

The Notes may be redeemed, in whole but not in part, in the manner and to the extent described in the Indenture and the Sale and Servicing Agreement.

The transfer of this Note is subject to the restrictions on transfer stated on the face of this Note and to the other limitations in the Indenture.  Subject to the satisfaction of those restrictions and limitations, the transfer of this Note may be registered on the Note Register on surrender of this Note for registration of transfer at the office or agency designated by the Issuer under the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder of this Note or its attorney-in-fact, with the signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, and then one or more new Notes of the same Class in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for the registration of transfer or exchange of this Note, but the transferor may be required to pay an amount to cover any tax or other governmental charge that may be imposed under any registration of transfer or exchange.

Each Noteholder or Note Owner, by accepting a Note or, for a Note Owner, an interest or participation in a Note, agrees that no recourse may be taken, directly or indirectly, for the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or a certificate or other writing delivered for the Notes and the Indenture, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any holder of a beneficial interest in the Issuer, (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee, each in its individual capacity or (iv) any holder of a beneficial interest in the Owner Trustee or the Indenture Trustee, each in its individual capacity.

The obligations of the Issuer under the Indenture are solely the obligations of the Issuer and do not represent an obligation or interest in any assets of the Depositor other than the Sold Property conveyed to the Issuer under the Sale and Servicing Agreement.  Each Noteholder and Note Owner, by its acceptance of a Note or an interest or participation in a Note, acknowledges and agrees that it has no right, title or interest in or to any Other Assets of the Depositor.  If the Noteholder or Note Owner either (i) asserts an interest or claim to, or benefit from, Other Assets or (ii) is deemed to have any interest, claim to or benefit in or from Other Assets, whether by operation of law, legal process, under insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), then the Noteholder or Note Owner further acknowledges and agrees that any interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full of the other obligations and liabilities, which, under the relevant documents relating to the securitization or conveyance of those Other Assets, are entitled to be paid from, entitled to the benefits of, or secured by those Other Assets (whether or not any entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on the other obligations and liabilities.  THIS PARAGRAPH IS A SUBORDINATION AGREEMENT WITHIN THE MEANING OF SECTION 510(a) OF THE BANKRUPTCY CODE.

Each Noteholder or Note Owner, by accepting a Note or, for a Note Owner, an interest or participation in a Note, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor and (b) the Notes, it will not start or pursue against (i) the Depositor or (ii) the Issuer, respectively, or join any other Person in starting or pursuing against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any bankruptcy or similar law.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, State and local income and franchise tax purposes, Notes that are beneficially owned by a Person other than Ford Credit or its Affiliates will qualify as indebtedness of the Issuer secured by the Collateral.  Each Noteholder or Note Owner, by its acceptance of a Note or an interest or participation in a Note, will be deemed to agree to treat the Notes for federal, State and local income, single business and franchise tax purposes as indebtedness of the Issuer.

For any date, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as of that date as the owner of this Note for the purpose of receiving payments of principal of and any interest on the Note and for all other purposes, without regard to any notice or other information to the contrary.

The Indenture permits, with some exceptions requiring the consent of all adversely affected Noteholders under in the Indenture, the amendment of the Indenture and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture by the Issuer with the consent of the Noteholders of Notes evidencing not less than a majority of the Note Balance of the Controlling Class.  The Indenture also permits the Indenture Trustee to amend or waive some terms and conditions in the Indenture without the consent of the Noteholders if some conditions are satisfied.  In addition, the Indenture contains terms permitting the Noteholders of Notes evidencing stated percentages of the Note Balance of the Notes or of the Controlling Class, on behalf of all Noteholders, to waive compliance by the Issuer with some terms of the Indenture and some defaults under the Indenture and their consequences.  Any consent or waiver by the Noteholder of this Note will be conclusive and bind the Noteholder and all future Noteholders of this Note and of any Note issued on the registration of transfer of this Note or in exchange of this Note or in place of this Note whether or not notation of the consent or waiver is made on this Note.

The term “Issuer,” as used in this Note, includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under some circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as stated in the Indenture, subject to some limitations in the Indenture.

THIS NOTE AND THE INDENTURE WILL BE GOVERNED BY, AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

No reference in this Note to the Indenture, and no term of this Note or of the Indenture, will alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency prescribed in this Note.

Except as permitted under the Transaction Documents, none of The Bank of New York Mellon, in its individual capacity, U.S. Bank Trust National Association, in its individual capacity, any owner of a beneficial interest in the Issuer, or their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns will be personally liable for, nor will recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications in the Indenture.  The Noteholder of this Note, by its acceptance of this Note, agrees that, except as permitted in the Transaction Documents, for an Event of Default under the

Indenture, the Noteholder has no claim against those Persons for any deficiency, loss or claim from this Note.  However, nothing in this Note will be taken to prevent recourse to, and enforcement against, the assets of the Issuer for liabilities, obligations and undertakings in the Indenture or in this Note.

Unless the certificate of authentication on this Note has been executed by the Indenture Trustee whose name appears below by manual signature, this Note will not have the benefit of the Indenture, or be valid or obligatory for any purpose.

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The Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Person, as of the date below.

Date: [        ]

FORD CREDIT AUTO OWNER TRUST 2020-A

BY:	U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity but solely as Owner Trustee of Ford Credit Auto Owner Trust 2020-A

By:
Responsible Person

CERTIFICATE OF AUTHENTICATION

This is one of the Class [A-   ][B][C] Notes designated above and referred to in the Indenture.

Date: [        ]

THE BANK OF NEW YORK MELLON,
not in its individual capacity but solely as Indenture Trustee

By:
Responsible Person

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights under said Note, and hereby irrevocably constitutes and appoints                  , attorney, to transfer said Note on the books kept for registration of said Note, with full power of substitution in the premises.

Dated:		*/
Signature Guaranteed

*/

*/                                     NOTICE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.  The signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program or another “signature guarantee program” selected by the Note Registrar in addition to, or in substitution for, the Securities Transfer Agents Medallion Program, all according to the Exchange Act.